FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-05

COMM 2019-GC44

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-GC44 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date	or ARD Date
Loan	1	Century Plaza Towers(2)(32)(34)	7.3%	1	GACC	75,000,000	75,000,000	75,000,000	Office	CBD	3.0045%	0.01188%	Actual/360	120	119	0	0	10/21/2019	12/09/2019	11/09/2029
Loan	2	180 Water(2)(32)(33)(34)	6.1%	1	GACC	62,500,000	62,500,000	62,500,000	Multifamily	High Rise	3.410377%	0.01188%	Actual/360	60	59	0	0	10/18/2019	12/06/2019	11/06/2024
Loan	3	The Shoppes at Blackstone Valley(2)(34)	5.4%	1	GSMC	55,000,000	55,000,000	46,125,464	Retail	Anchored	3.8443%	0.01188%	Actual/360	120	119	360	360	11/01/2019	12/01/2019	11/06/2029
Loan	4	Weston Kentucky Portfolio	5.1%	3	GSMC	52,253,500	52,253,500	52,253,500	Industrial	Various	3.3530%	0.02188%	Actual/360	120	119	0	0	11/01/2019	12/06/2019	11/06/2029
Property	4.01	Westport Distribution Center	2.5%	1	GSMC	25,541,823	25,541,823		Industrial	Warehouse/Distribution
Property	4.02	Bluegrass Corporate Center	1.3%	1	GSMC	13,518,318	13,518,318		Industrial	Flex
Property	4.03	Jefferson Trade Center	1.3%	1	GSMC	13,193,359	13,193,359		Industrial	Flex
Loan	5	225 Bush(2)(32)	4.9%	1	GACC	50,000,000	50,000,000	50,000,000	Office	CBD	3.3030%	0.01188%	Actual/360	60	59	0	0	10/11/2019	12/06/2019	11/06/2024
Loan	6	USAA Office Portfolio(2)	4.4%	4	GSMC	45,000,000	45,000,000	45,000,000	Office	Suburban	3.3700%	0.01188%	Actual/360	121	116	0	0	07/02/2019	08/06/2019	08/06/2029
Property	6.01	Legacy Corporate Centre I & II	1.3%	1	GSMC	13,589,109	13,589,109		Office	Suburban
Property	6.02	Crosstown Center I	1.2%	1	GSMC	12,549,505	12,549,505		Office	Suburban
Property	6.03	Crosstown Center II	1.1%	1	GSMC	11,138,614	11,138,614		Office	Suburban
Property	6.04	Legacy Corporate Centre III	0.8%	1	GSMC	7,722,772	7,722,772		Office	Suburban
Loan	7	PCI Pharma Portfolio(2)	3.9%	5	GSMC	40,000,000	40,000,000	40,000,000	Various	Various	3.3790%	0.01188%	Actual/360	120	119	0	0	10/31/2019	12/06/2019	11/06/2029
Property	7.01	3001 Red Lion Road	1.8%	1	GSMC	18,102,929	18,102,929		Industrial	R&D/Flex
Property	7.02	4536 & 4545 Assembly Drive	1.2%	1	GSMC	12,679,282	12,679,282		Industrial	Warehouse/Distribution
Property	7.03	6166 Nancy Ridge Drive	0.5%	1	GSMC	4,772,810	4,772,810		Office	Suburban Flex
Property	7.04	6146 Nancy Ridge Drive	0.3%	1	GSMC	3,133,663	3,133,663		Office	Suburban Flex
Property	7.05	1635 & 1639 New Milford School Road	0.1%	1	GSMC	1,311,317	1,311,317		Industrial	Warehouse
Loan	8	Elston Retail Collection(2)	3.9%	1	CREFI	40,000,000	39,918,185	28,397,553	Retail	Anchored	3.6500%	0.02188%	Actual/360	120	119	300	299	10/31/2019	12/06/2019	11/06/2029
Loan	9	55 Green Street	3.6%	1	GSMC	36,600,000	36,600,000	36,600,000	Office	CBD	3.4510%	0.03188%	Actual/360	120	119	0	0	11/01/2019	12/06/2019	11/06/2029
Loan	10	The Essex Site 2(2)(20)(32)(33)	3.4%	1	GSMC	35,100,000	35,100,000	35,100,000	Mixed Use	Multifamily/Retail	2.7590%	0.01188%	Actual/360	84	83	0	0	10/25/2019	12/01/2019	11/01/2026
Loan	11	Legends at Village West(2)	3.4%	1	CREFI	35,000,000	34,948,301	31,690,606	Retail	Anchored	3.8600%	0.03063%	Actual/360	60	59	360	359	10/22/2019	12/06/2019	11/06/2024
Loan	12	Midtown Center(2)(32)	3.2%	1	GSMC	32,525,000	32,525,000	32,525,000	Office	CBD	3.0850%	0.01188%	Actual/360	120	118	0	0	09/30/2019	11/11/2019	10/11/2029
Loan	13	Broadcasting Square(2)	3.1%	1	CREFI	32,000,000	32,000,000	32,000,000	Retail	Power Center	3.1600%	0.02188%	Actual/360	120	119	0	0	11/01/2019	12/06/2019	11/06/2029
Loan	14	Westland Fair	3.1%	1	GSMC	31,500,000	31,500,000	28,285,300	Retail	Anchored	3.4000%	0.03188%	Actual/360	120	119	360	360	10/30/2019	12/06/2019	11/06/2029
Loan	15	Cobb Place(2)	2.4%	1	GSMC	25,000,000	25,000,000	22,506,615	Retail	Anchored	3.5420%	0.02188%	Actual/360	84	83	360	360	10/24/2019	12/06/2019	11/06/2026
Loan	16	Tri Pointe Plaza	2.2%	1	CREFI	22,165,000	22,165,000	22,165,000	Mixed Use	Office/Retail	3.6600%	0.01188%	Actual/360	120	119	0	0	10/17/2019	12/06/2019	11/06/2029
Loan	17	Villa Carlotta(34)	2.0%	1	CREFI	20,500,000	20,500,000	20,500,000	Multifamily	Mid Rise	4.0100%	0.04188%	Actual/360	120	119	0	0	11/06/2019	12/06/2019	11/06/2029
Loan	18	Wind Creek Leased Fee(2)	1.9%	1	GACC	20,000,000	19,923,773	17,121,720	Other	Leased Fee	4.3800%	0.01188%	Actual/360	120	116	420	416	07/23/2019	09/06/2019	08/06/2029
Loan	19	BOA Building Tulsa	1.8%	1	GACC	18,340,000	18,133,706	13,741,487	Office	CBD	5.0500%	0.01188%	Actual/360	120	113	300	293	04/18/2019	06/06/2019	05/06/2029
Loan	20	Embassy Suites Laredo(34)	1.8%	1	GACC	18,000,000	18,000,000	15,093,878	Hospitality	Full Service	3.8390%	0.01188%	Actual/360	120	118	360	360	10/03/2019	11/06/2019	10/06/2029
Loan	21	Brookside Park Apartments	1.7%	1	CREFI	17,525,000	17,525,000	17,525,000	Multifamily	Garden	3.7500%	0.01188%	Actual/360	120	119	0	0	11/05/2019	12/06/2019	11/06/2029
Loan	22	Brentwood Town Center	1.7%	1	GSMC	17,500,000	17,500,000	17,500,000	Retail	Unanchored	3.2570%	0.01188%	Actual/360	120	119	0	0	10/18/2019	12/06/2019	11/06/2029
Loan	23	Residence Inn Phoenix Chandler South	1.7%	1	GSMC	17,500,000	17,500,000	14,864,822	Hospitality	Extended Stay	4.3000%	0.01188%	Actual/360	120	119	360	360	10/23/2019	12/06/2019	11/06/2029
Loan	24	Spectrum Apartments	1.7%	1	CREFI	17,500,000	17,500,000	17,500,000	Multifamily	Mid Rise	4.0500%	0.01188%	Actual/360	120	119	0	0	10/31/2019	12/06/2019	11/06/2029
Loan	25	874 Springfield	1.7%	1	CREFI	17,500,000	17,474,012	13,816,029	Retail	Anchored	3.8300%	0.01188%	Actual/360	120	119	360	359	10/29/2019	12/06/2019	11/06/2029
Loan	26	Keystone Crossing	1.6%	1	GSMC	16,750,000	16,724,346	13,138,352	Mixed Use	Office/Retail	3.6550%	0.01188%	Actual/360	120	119	360	359	10/10/2019	12/06/2019	11/06/2029
Loan	27	Townhomes at Highfield Commons	1.6%	1	GSMC	16,600,000	16,600,000	15,041,958	Multifamily	Townhomes	3.9123%	0.01188%	Actual/360	120	119	360	360	11/01/2019	12/06/2019	11/06/2029
Loan	28	Millennium Park Plaza(2)	1.5%	1	GSMC	15,000,000	15,000,000	15,000,000	Mixed Use	Multifamily/Office/Retail	3.6600%	0.01188%	Actual/360	120	116	0	0	07/19/2019	09/06/2019	08/06/2029
Loan	29	Claremont Apartments	1.5%	1	GSMC	14,880,000	14,880,000	14,880,000	Multifamily	Garden	3.4200%	0.06063%	Actual/360	120	119	0	0	10/11/2019	12/06/2019	11/06/2029
Loan	30	Ledges One	1.4%	1	GSMC	14,500,000	14,500,000	14,500,000	Multifamily	Garden	3.6840%	0.01188%	Actual/360	120	119	0	0	10/23/2019	12/06/2019	11/06/2029
Loan	31	North Attleboro Center	1.4%	1	GACC	13,923,000	13,923,000	13,923,000	Retail	Anchored	3.6550%	0.01188%	Actual/360	120	119	0	0	11/04/2019	12/06/2019	11/06/2029
Loan	32	Hampton Inn Summerlin	1.3%	1	CREFI	13,800,000	13,772,964	9,915,286	Hospitality	Limited Service	3.9500%	0.01188%	Actual/360	120	119	300	299	10/31/2019	12/06/2019	11/06/2029
Loan	33	Home2 Suites Hanford Lemoore	1.3%	1	GSMC	13,000,000	12,981,269	10,327,159	Hospitality	Extended Stay	4.0000%	0.01188%	Actual/360	120	119	360	359	10/17/2019	12/06/2019	11/06/2029
Loan	34	Young Innovations Portfolio	1.1%	2	GACC	11,110,290	11,110,290	11,110,290	Industrial	Flex	3.5780%	0.01188%	Actual/360	120	119	0	0	10/11/2019	12/06/2019	11/06/2029
Property	34.01	Young Innovations Earth City	0.6%	1	GACC	6,588,660	6,588,660		Industrial	Flex
Property	34.02	Young Innovations Algonquin	0.4%	1	GACC	4,521,630	4,521,630		Industrial	Flex
Loan	35	Oxy Lofts	0.9%	1	GSMC	9,000,000	9,000,000	9,000,000	Multifamily	Garden	3.7280%	0.01188%	Actual/360	120	119	0	0	10/31/2019	12/06/2019	11/06/2029
Loan	36	Bushwick Multifamily Portfolio	0.8%	3	CREFI	8,500,000	8,500,000	8,500,000	Multifamily	Mid Rise	3.8700%	0.01188%	Actual/360	120	119	0	0	10/30/2019	12/06/2019	11/06/2029
Property	36.01	682 Chauncey Street	0.4%	1	CREFI	4,100,000	4,100,000		Multifamily	Mid Rise
Property	36.02	1441 Bushwick Ave	0.2%	1	CREFI	2,290,000	2,290,000		Multifamily	Mid Rise
Property	36.03	22 Granite Street	0.2%	1	CREFI	2,110,000	2,110,000		Multifamily	Mid Rise
Loan	37	Newpark Flats Apartments	0.8%	1	GSMC	8,000,000	8,000,000	8,000,000	Multifamily	Garden	3.3500%	0.06063%	Actual/360	120	119	0	0	10/31/2019	12/06/2019	11/06/2029
Loan	38	City Pointe Apartments & Townhomes	0.7%	1	GACC	7,250,000	7,250,000	6,546,766	Multifamily	Garden	3.7130%	0.04063%	Actual/360	120	119	360	360	10/25/2019	12/06/2019	11/06/2029
Loan	39	Hub at Vista Palomar Park(34)	0.7%	1	GSMC	7,200,000	7,200,000	7,200,000	Retail	Unanchored	3.6490%	0.01188%	Actual/360	120	119	0	0	10/28/2019	12/06/2019	11/06/2029
Loan	40	152 South 4th Street	0.6%	1	CREFI	5,750,000	5,750,000	5,750,000	Multifamily	Mid Rise	3.7000%	0.01188%	Actual/360	120	119	0	0	10/25/2019	12/06/2019	11/06/2029
Loan	41	155 Meserole Street	0.5%	1	CREFI	5,450,000	5,450,000	5,450,000	Multifamily	Mid Rise	3.7000%	0.01188%	Actual/360	120	119	0	0	10/25/2019	12/06/2019	11/06/2029
Loan	42	119 Guernsey Street	0.5%	1	CREFI	5,090,000	5,090,000	5,090,000	Multifamily	Mid Rise	3.7000%	0.01188%	Actual/360	120	119	0	0	10/25/2019	12/06/2019	11/06/2029
Loan	43	273 Leonard Street	0.5%	1	CREFI	5,000,000	5,000,000	5,000,000	Multifamily	Mid Rise	3.7000%	0.01188%	Actual/360	120	119	0	0	10/25/2019	12/06/2019	11/06/2029

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	(Yes/No)	Maturity Date	Service($)(8)	Service($)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(13)	Date	Value ($)(14)(15)	As-of Date(14)	(Yes/No)	Ratio(11)(14)(15)	Maturity or ARD(11)(14)
Loan	1	Century Plaza Towers(2)(32)(34)	No	11/09/2029	190,389	2,284,672	2,094,283	25,131,391	119	Hard	Springing	No	No	4.42x	4.09x	0	9	2,302,000,000	09/24/2019	Yes	39.1%	39.1%
Loan	2	180 Water(2)(32)(33)(34)	No	11/06/2024	180,091	2,161,090	216,109	2,593,308	59	Hard	In Place	No	No	3.17x	3.15x	0	6	451,500,000	09/18/2019	Yes	30.5%	30.5%
Loan	3	The Shoppes at Blackstone Valley(2)(34)	No	11/06/2029	257,666	3,091,986	510,646	6,127,755	23	Hard	Springing	No	No	1.61x	1.53x	5 days grace, other than the payment due on the Maturity Date	1	238,700,000	08/14/2019	Yes	68.7%	57.6%
Loan	4	Weston Kentucky Portfolio	No	11/06/2029	148,033	1,776,394			119	Springing Hard	Springing	No	No	3.32x	3.06x	0	6	80,400,000	09/25/2019	Yes	65.0%	65.0%
Property	4.01	Westport Distribution Center																37,800,000	08/28/2019	Yes
Property	4.02	Bluegrass Corporate Center																20,100,000	08/28/2019	Yes
Property	4.03	Jefferson Trade Center																19,600,000	08/28/2019	Yes
Loan	5	225 Bush(2)(32)	No	11/06/2024	139,536	1,674,438	428,656	5,143,872	59	Hard	Springing	No	No	4.00x	3.85x	0	6	589,000,000	09/05/2019	Yes	34.6%	34.6%
Loan	6	USAA Office Portfolio(2)	No	08/06/2029	128,130	1,537,563	562,065	6,744,774	116	Hard	Springing	No	No	2.86x	2.84x	0	6	380,000,000	06/07/2019	Yes	63.8%	63.8%
Property	6.01	Legacy Corporate Centre I & II																114,824,056	06/07/2019	Yes
Property	6.02	Crosstown Center I																106,065,678	06/07/2019	Yes
Property	6.03	Crosstown Center II																93,934,322	06/07/2019	Yes
Property	6.04	Legacy Corporate Centre III																65,175,943	06/07/2019	Yes
Loan	7	PCI Pharma Portfolio(2)	No	11/06/2029	114,198	1,370,372	195,564	2,346,762	119	Hard	Springing	No	Yes - A	2.77x	2.61x	0	6	165,940,000	Various	Yes	65.4%	65.4%
Property	7.01	3001 Red Lion Road																75,100,000	10/10/2019	Yes
Property	7.02	4536 & 4545 Assembly Drive																52,600,000	10/11/2019	Yes
Property	7.03	6166 Nancy Ridge Drive																19,800,000	10/10/2019	Yes
Property	7.04	6146 Nancy Ridge Drive																13,000,000	10/10/2019	Yes
Property	7.05	1635 & 1639 New Milford School Road																5,440,000	10/11/2019	Yes
Loan	8	Elston Retail Collection(2)	No	11/06/2029	203,482	2,441,780	152,611	1,831,335	0	Springing Hard	Springing	No	No	1.46x	1.44x	0	6	105,000,000	09/04/2019	Yes	66.5%	47.3%
Loan	9	55 Green Street	No	11/06/2029	106,717	1,280,609			119	Hard	In Place	No	No	2.53x	2.46x	0	6	64,300,000	02/01/2020	Yes	56.9%	56.9%
Loan	10	The Essex Site 2(2)(20)(32)(33)	No	11/01/2026	81,822	981,859	190,917	2,291,005	83	Hard	Springing	No	No	3.68x	3.66x	0	1	293,000,000	08/21/2019	Yes	39.9%	39.9%
Loan	11	Legends at Village West(2)	No	11/06/2024	164,283	1,971,394	398,973	4,787,671	0	Hard	Springing	No	No	1.68x	1.67x	5	6	225,000,000	09/01/2021	Yes	53.3%	48.3%
Loan	12	Midtown Center(2)(32)	Yes	09/30/2033	84,778	1,017,332	910,920	10,931,044	118	Hard	Springing	No	No	4.02x	3.98x	0	11	960,000,000	08/23/2019	Yes	39.8%	39.8%
Loan	13	Broadcasting Square(2)	No	11/06/2029	85,437	1,025,244	80,097	961,167	119	Hard	In Place	No	No	3.83x	3.50x	0	6	120,000,000	09/09/2019	Yes	51.7%	51.7%
Loan	14	Westland Fair	No	11/06/2029	139,697	1,676,359			59	Hard	Springing	No	No	2.01x	1.91x	0	6	45,100,000	09/10/2019	Yes	69.8%	62.7%
Loan	15	Cobb Place(2)	No	11/06/2026	112,848	1,354,177	67,709	812,506	23	Hard	In Place	No	No	2.00x	1.90x	0	6	54,500,000	09/25/2019	Yes	73.4%	66.1%
Loan	16	Tri Pointe Plaza	No	11/06/2029	68,542	822,506			119	Hard	Springing	No	No	2.60x	2.45x	0	6	34,100,000	09/23/2019	Yes	65.0%	65.0%
Loan	17	Villa Carlotta(34)	No	11/06/2029	69,456	833,467			119	Springing Hard	Springing	No	No	1.98x	1.97x	0	6	33,900,000	09/20/2019	Yes	60.5%	60.5%
Loan	18	Wind Creek Leased Fee(2)	No	08/06/2029	93,171	1,118,046	589,769	7,077,233	0	Hard	In Place	No	No	1.27x	1.27x	0	6	172,500,000	04/23/2019	Yes	84.7%	72.8%
Loan	19	BOA Building Tulsa	No	05/06/2029	107,749	1,292,985			0	Hard	Springing	No	No	1.75x	1.55x	0	6	26,200,000	02/14/2019	Yes	69.2%	52.4%
Loan	20	Embassy Suites Laredo(34)	No	10/06/2029	84,272	1,011,269			22	Hard	Springing	No	No	2.51x	2.18x	0	6	25,800,000	09/06/2020	Yes	69.8%	58.5%
Loan	21	Brookside Park Apartments	No	11/06/2029	55,526	666,315			119	Springing Hard	Springing	No	No	2.25x	2.17x	0	6	29,600,000	10/10/2019	Yes	59.2%	59.2%
Loan	22	Brentwood Town Center	No	11/06/2029	48,158	577,891			119	Springing Hard	Springing	No	No	2.89x	2.85x	0	6	35,000,000	09/22/2019	Yes	50.0%	50.0%
Loan	23	Residence Inn Phoenix Chandler South	No	11/06/2029	86,603	1,039,230			23	None	In Place	No	No	2.04x	1.84x	0	6	29,900,000	08/14/2019	Yes	58.5%	49.7%
Loan	24	Spectrum Apartments	No	11/06/2029	59,883	718,594			119	Springing Hard	Springing	No	No	1.85x	1.82x	0	6	26,000,000	10/09/2019	Yes	67.3%	67.3%
Loan	25	874 Springfield	No	11/06/2029	81,842	982,100			0	Hard	Springing	No	No	1.73x	1.61x	0	6	24,600,000	07/01/2019	Yes	71.0%	56.2%
Loan	26	Keystone Crossing	No	11/06/2029	76,672	920,060			0	Hard	Springing	No	No	2.07x	1.91x	0	6	23,900,000	07/30/2019	Yes	70.0%	55.0%
Loan	27	Townhomes at Highfield Commons	No	11/06/2029	78,414	940,967			59	Soft	In Place	No	No	1.53x	1.50x	0	6	24,700,000	09/24/2019	Yes	67.2%	60.9%
Loan	28	Millennium Park Plaza(2)	No	08/06/2029	46,385	556,625	603,010	7,236,125	116	Soft (Residential) / Hard (Nonresidential)	Springing	No	No	2.01x	2.01x	0	6	319,000,000	06/10/2019	Yes	65.8%	65.8%
Loan	29	Claremont Apartments	No	11/06/2029	42,997	515,964			119	None	None	No	No	2.45x	2.42x	0	6	21,600,000	09/12/2019	Yes	68.9%	68.9%
Loan	30	Ledges One	No	11/06/2029	45,133	541,599			119	None	None	No	No	2.29x	2.26x	0	6	22,450,000	09/11/2019	Yes	64.6%	64.6%
Loan	31	North Attleboro Center	No	11/06/2029	42,996	515,954			119	Hard	Springing	No	No	3.76x	3.46x	0	6	27,000,000	09/11/2019	Yes	51.6%	51.6%
Loan	32	Hampton Inn Summerlin	No	11/06/2029	72,461	869,532			0	Hard	Springing	No	No	1.95x	1.76x	0	6	22,000,000	09/01/2020	Yes	62.6%	45.1%
Loan	33	Home2 Suites Hanford Lemoore	No	11/06/2029	62,064	744,768			0	Springing Hard	Springing	No	No	2.40x	2.22x	0	6	20,200,000	08/30/2019	Yes	64.3%	51.1%
Loan	34	Young Innovations Portfolio	No	11/06/2029	33,587	403,047			119	Hard	Springing	No	Yes - A	2.83x	2.75x	0	6	17,200,000	Various	Yes	64.6%	64.6%
Property	34.01	Young Innovations Earth City																10,200,000	09/11/2019	Yes
Property	34.02	Young Innovations Algonquin																7,000,000	09/12/2019	Yes
Loan	35	Oxy Lofts	No	11/06/2029	28,348	340,180			119	Soft	Springing	No	No	1.98x	1.96x	0	6	14,900,000	09/23/2019	Yes	60.4%	60.4%
Loan	36	Bushwick Multifamily Portfolio	No	11/06/2029	27,793	333,519			119	Springing Soft	Springing	No	No	1.92x	1.89x	0	6	13,300,000	08/22/2019	Yes	63.9%	63.9%
Property	36.01	682 Chauncey Street																6,420,000	08/22/2019	Yes
Property	36.02	1441 Bushwick Ave																3,300,000	08/22/2019	Yes
Property	36.03	22 Granite Street																3,580,000	08/22/2019	Yes
Loan	37	Newpark Flats Apartments	No	11/06/2029	22,644	271,722			119	None	None	No	No	2.67x	2.64x	0	6	15,300,000	09/26/2019	Yes	52.3%	52.3%
Loan	38	City Pointe Apartments & Townhomes	No	11/06/2029	33,424	401,086			59	Springing Soft	Springing	No	No	1.75x	1.69x	0	6	11,400,000	09/05/2019	Yes	63.6%	57.4%
Loan	39	Hub at Vista Palomar Park(34)	No	11/06/2029	22,198	266,377			119	Springing Hard	Springing	No	No	2.75x	2.68x	0	6	11,750,000	09/12/2019	Yes	61.3%	61.3%
Loan	40	152 South 4th Street	No	11/06/2029	17,975	215,705			119	Springing Soft	Springing	No	Yes - B	1.90x	1.89x	0	6	8,900,000	08/27/2019	Yes	64.6%	64.6%
Loan	41	155 Meserole Street	No	11/06/2029	17,038	204,451			119	Springing Soft	Springing	No	Yes - B	1.90x	1.88x	0	6	8,500,000	08/27/2019	Yes	64.1%	64.1%
Loan	42	119 Guernsey Street	No	11/06/2029	15,912	190,946			119	Springing Soft	Springing	No	Yes - B	1.89x	1.87x	0	6	7,800,000	08/27/2019	Yes	65.3%	65.3%
Loan	43	273 Leonard Street	No	11/06/2029	15,631	187,569			119	Springing Soft	Springing	No	Yes - B	1.96x	1.95x	0	6	7,700,000	08/27/2019	Yes	64.9%	64.9%

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Net	Units	Loan per Net						Second Most	Second	Second	Second
								Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Loan	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	(SF/Units/Rooms)(4)(15)	Measure	(SF/Units/Rooms) $(11)	(# of payments)(16)(17)(18)	Statements Date(12)	EGI ($)(12)	Expenses($)(12)	NOI($)(12)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	1	Century Plaza Towers(2)(32)(34)	2029 & 2049 Century Park East	Los Angeles	Los Angeles	CA	90067	1975	2015	2,401,641	Sq. Ft.	375	YM1(25), DorYM1(90), O(5)	09/30/2019	120,890,660	37,547,742	83,342,918	12/31/2018	125,317,446	36,292,891	89,024,555
Loan	2	180 Water(2)(32)(33)(34)	180 Water Street	New York	New York	NY	10038	1971	2017	573	Units	239,965	L(25), D(31), O(4)	06/30/2019	27,974,070	14,855,308	13,118,762	12/31/2018	26,646,594	14,981,570	11,665,024
Loan	3	The Shoppes at Blackstone Valley(2)(34)	70 Worcester Providence Turnpike	Millbury	Worcester	MA	01527	2003-2004	NAP	787,071	Sq. Ft.	208	L(25), D(88), O(7)	08/31/2019	18,578,998	4,518,587	14,060,411	12/31/2018	18,936,797	4,833,324	14,103,473
Loan	4	Weston Kentucky Portfolio	Various	Louisville	Jefferson	KY	Various	Various	NAP	1,446,260	Sq. Ft.	36	L(25), YM1(90), O(5)	08/31/2019	8,018,493	1,912,935	6,105,558	12/31/2018	7,803,720	1,929,927	5,873,793
Property	4.01	Westport Distribution Center	12710 Westport Road	Louisville	Jefferson	KY	40245	1981-1990	NAP	690,160	Sq. Ft.	37
Property	4.02	Bluegrass Corporate Center	10100 Bluegrass Parkway	Louisville	Jefferson	KY	40299	1972	NAP	394,200	Sq. Ft.	34
Property	4.03	Jefferson Trade Center	3600 Chamberlain Lane	Louisville	Jefferson	KY	40241	1981	NAP	361,900	Sq. Ft.	36
Loan	5	225 Bush(2)(32)	225 Bush Street	San Francisco	San Francisco	CA	94104	1922, 1955	2010-2013	579,987	Sq. Ft.	351	L(25), D(29), O(6)	08/31/2019	36,531,101	12,018,844	24,512,257	12/31/2018	36,782,955	11,108,481	25,674,474
Loan	6	USAA Office Portfolio(2)	Various	Various	Various	Various	Various	Various	NAP	881,490	Sq. Ft.	275	L(11), YM1(106), O(4)
Property	6.01	Legacy Corporate Centre I & II	5601 Legacy Drive and 7300 Parkwood Boulevard	Plano	Collin	TX	75024	1999	NAP	238,926	Sq. Ft.	306
Property	6.02	Crosstown Center I	9527 Delaney Creek Boulevard	Tampa	Hillsborough	FL	33619	2015	NAP	260,869	Sq. Ft.	259
Property	6.03	Crosstown Center II	9519 Delaney Creek Boulevard	Tampa	Hillsborough	FL	33619	2018	NAP	236,550	Sq. Ft.	254
Property	6.04	Legacy Corporate Centre III	7400 Parkwood Boulevard	Plano	Collin	TX	75024	2019	NAP	145,145	Sq. Ft.	287
Loan	7	PCI Pharma Portfolio(2)	Various	Various	Various	Various	Various	Various	Various	1,356,188	Sq. Ft.	80	L(23), YM1(2), DorYM1(91), O(4)
Property	7.01	3001 Red Lion Road	3001 Red Lion Road	Philadelphia	Philadelphia	PA	19114	1954	2002	447,000	Sq. Ft.	110
Property	7.02	4536 & 4545 Assembly Drive	4536 & 4545 Assembly Drive	Rockford	Winnebago	IL	61109	1989	2003, 2005, 2012, 2018	768,400	Sq. Ft.	45
Property	7.03	6166 Nancy Ridge Drive	6166 Nancy Ridge Drive	San Diego	San Diego	CA	92121	1996	2016	37,583	Sq. Ft.	344
Property	7.04	6146 Nancy Ridge Drive	6146 Nancy Ridge Drive	San Diego	San Diego	CA	92121	1987	2017	24,785	Sq. Ft.	343
Property	7.05	1635 & 1639 New Milford School Road	1635 & 1639 New Milford School Road	Rockford	Winnebago	IL	61109	1996	2001	78,420	Sq. Ft.	45
Loan	8	Elston Retail Collection(2)	2100 North Elston Avenue	Chicago	Cook	IL	60614	2004	NAP	178,704	Sq. Ft.	391	L(25), D(92), O(3)	T-7 7/31/2019 Ann.	6,436,828	236,566	6,200,262	12/31/2018	6,407,444	215,823	6,191,621
Loan	9	55 Green Street	55 Green Street	San Francisco	San Francisco	CA	94111	1984	2019	54,414	Sq. Ft.	673	L(11), YM1(102), O(7)
Loan	10	The Essex Site 2(2)(20)(32)(33)	125 Delancey Street	New York	New York	NY	10002	2019	NAP	205,070	Sq. Ft.	571	L(25), D(54), O(5)
Loan	11	Legends at Village West(2)	1843 Village West Parkway	Kansas City	Wyandotte	KS	66111	2005	2019	702,750	Sq. Ft.	171	L(25), D(31), O(4)	08/31/2019	23,089,427	11,476,129	11,613,298	12/31/2018	22,260,380	10,976,852	11,283,528
Loan	12	Midtown Center(2)(32)	1100 15th Street Northwest	Washington	District of Columbia	DC	20005	2017	NAP	867,654	Sq. Ft.	440	L(26), D(87), O(7)
Loan	13	Broadcasting Square(2)	2756 Paper Mill Road	Wyomissing	Berks	PA	19610	2000	NAP	471,735	Sq. Ft.	131	L(25), D(92), O(3)	08/31/2019	11,207,977	2,744,042	8,463,935	12/31/2018	11,308,845	2,756,142	8,552,703
Loan	14	Westland Fair	1251-1291 South Decatur Boulevard	Las Vegas	Clark	NV	89102	1971-2006	2006	214,127	Sq. Ft.	147	L(25), D(91), O(4)	12/31/2018	4,284,623	977,870	3,306,753	12/31/2017	4,314,878	934,494	3,380,384
Loan	15	Cobb Place(2)	840 Ernest W Barrett Parkway Northwest	Kennesaw	Cobb	GA	30144	1987	NAP	335,191	Sq. Ft.	119	L(25), D(54), O(5)	06/30/2019	5,807,016	1,457,779	4,349,237	12/31/2018	5,718,934	1,284,751	4,434,183
Loan	16	Tri Pointe Plaza	4400, 4410 & 4488 West Boy Scout Boulevard	Tampa	Hillsborough	FL	33607	2008	NAP	72,608	Sq. Ft.	305	L(25), D(92), O(3)	08/31/2019	2,992,375	852,919	2,139,456	12/31/2018	2,856,878	843,084	2,013,794
Loan	17	Villa Carlotta(34)	5959 Franklin Avenue	Los Angeles	Los Angeles	CA	90028	1922, 1926	2016-2018	52	Units	394,231	L(25), D(91), O(4)	09/30/2019	2,323,672	1,218,092	1,105,580
Loan	18	Wind Creek Leased Fee(2)	77 Sands Boulevard	Bethlehem	Northampton	PA	18015	NAP	NAP	2,608,541	Sq. Ft.	56	L(28), D(87), O(5)
Loan	19	BOA Building Tulsa	15 West 6th Street	Tulsa	Tulsa	OK	74119	1968	NAP	299,342	Sq. Ft.	61	L(31), D(86), O(3)	01/31/2019	4,034,576	1,945,304	2,089,272	12/31/2018	4,009,599	1,984,627	2,024,972
Loan	20	Embassy Suites Laredo(34)	110 Calle del Norte	Laredo	Webb	TX	78041	2005	2016	154	Rooms	116,883	L(26), D(87), O(7)	08/31/2019	8,304,939	5,631,452	2,673,486	12/31/2018	7,811,725	5,456,208	2,355,517
Loan	21	Brookside Park Apartments	565 St. Johns Avenue Southwest	Atlanta	Fulton	GA	30315	2005	2015	201	Units	87,189	L(25), D(91), O(4)	09/30/2019	3,039,118	1,362,516	1,676,602	12/31/2018	2,913,568	1,299,714	1,613,854
Loan	22	Brentwood Town Center	13050 San Vicente Boulevard	Los Angeles	Los Angeles	CA	90049	1992	NAP	12,962	Sq. Ft.	1,350	L(25), D(91), O(4)	12/31/2018	1,905,024	619,111	1,285,913	12/31/2017	1,817,067	583,111	1,233,956
Loan	23	Residence Inn Phoenix Chandler South	2727 West Queen Creek Road	Chandler	Maricopa	AZ	85248	2018	NAP	142	Rooms	123,239	L(25), D(91), O(4)	09/30/2019	5,105,186	2,918,394	2,186,792
Loan	24	Spectrum Apartments	815 Southeast 9th Avenue	Minneapolis	Hennepin	MN	55414	2017	NAP	118	Units	148,305	L(25), YM1(91), O(4)	08/31/2019	2,306,658	967,156	1,339,502	12/31/2018	2,300,922	825,941	1,474,982
Loan	25	874 Springfield	874 Springfield Avenue	Irvington	Essex	NJ	07111	1990	NAP	98,250	Sq. Ft.	178	L(25), D(90), O(5)	07/31/2019	2,124,983	707,356	1,417,627	12/31/2018	2,079,557	657,191	1,422,366
Loan	26	Keystone Crossing	8480, 8500 & 8520 Keystone Crossing	Indianapolis	Marion	IN	46240	1984, 2007	NAP	117,779	Sq. Ft.	142	L(25), D(91), O(4)	05/31/2019	2,602,093	1,030,177	1,571,915	12/31/2018	2,650,109	966,716	1,683,393
Loan	27	Townhomes at Highfield Commons	6 & 12 Truman Circle and 33, 38, 43, 46, 52, 55, 58, 63, 64 & 71 Monroe Drive	Rochester	Strafford	NH	03867	2016-2019	NAP	96	Units	172,917	L(25), D(91), O(4)	08/31/2019	1,845,651	498,908	1,346,743	12/31/2018	1,397,009	497,601	899,408
Loan	28	Millennium Park Plaza(2)	151-155 North Michigan Avenue	Chicago	Cook	IL	60601	1982	2015	560,083	Sq. Ft.	375	L(28), D(85), O(7)	05/31/2019	22,194,678	6,549,845	15,644,833	12/31/2018	21,775,900	6,410,039	15,365,861
Loan	29	Claremont Apartments	500 North Quincy Street	Abington	Plymouth	MA	02351	1971	2016-2018	91	Units	163,516	L(25), D(91), O(4)	08/31/2019	1,769,982	638,854	1,131,128	12/31/2018	1,693,511	652,649	1,040,861
Loan	30	Ledges One	505 Everhope Avenue	Greer	Spartanburg	SC	29651	2015-2017	NAP	103	Units	140,777	L(25), D(91), O(4)	T-1 8/31/2019 Ann.	1,841,099	699,763	1,141,336
Loan	31	North Attleboro Center	1505 South Washington Street & 40 Cumberland Avenue	North Attleboro	Bristol	MA	02760	1994, 1999	NAP	157,024	Sq. Ft.	89	L(25), D(90), O(5)	08/31/2019	2,554,722	681,452	1,873,270	12/31/2018	2,060,643	575,336	1,485,307
Loan	32	Hampton Inn Summerlin	7100 Cascade Valley Court	Las Vegas	Clark	NV	89128	1998	NAP	127	Rooms	108,449	L(25), D(92), O(3)	08/31/2019	4,184,540	2,374,136	1,810,404	12/31/2018	4,040,806	2,339,702	1,701,104
Loan	33	Home2 Suites Hanford Lemoore	1589 Glendale Avenue	Hanford	Kings	CA	93230	2017	NAP	87	Rooms	149,210	L(25), D(91), O(4)	08/31/2019	3,488,641	1,695,140	1,793,501	12/31/2018	3,211,562	1,687,753	1,523,809
Loan	34	Young Innovations Portfolio	Various	Various	Various	Various	Various	Various	Various	212,400	Sq. Ft.	52	L(23), YM1(2), DorYM1(90), O(5)
Property	34.01	Young Innovations Earth City	13705 Shoreline Court East	Earth City	Saint Louis	MO	63045	1981	1991	117,400	Sq. Ft.	56
Property	34.02	Young Innovations Algonquin	2260 Wendt Street	Algonquin	McHenry	IL	60102	2007	NAP	95,000	Sq. Ft.	48
Loan	35	Oxy Lofts	4547 Eagle Rock Boulevard	Los Angeles	Los Angeles	CA	90041	2011	NAP	32	Units	281,250	L(25), D(91), O(4)	08/31/2019	1,039,930	389,230	650,700	12/31/2018	976,112	379,173	596,939
Loan	36	Bushwick Multifamily Portfolio	Various	Brooklyn	Kings	NY	11207	Various	Various	22	Units	386,364	L(25), D(91), O(4)	Various	691,024	81,733	609,291
Property	36.01	682 Chauncey Street	682 Chauncey Street	Brooklyn	Kings	NY	11207	2017	NAP	10	Units	410,000		10/31/2019	283,742	22,990	260,752
Property	36.02	1441 Bushwick Ave	1441 Bushwick Avenue	Brooklyn	Kings	NY	11207	1911	2017	6	Units	381,667		10/31/2019	196,747	28,307	168,440	12/31/2018	189,372	24,377	164,995
Property	36.03	22 Granite Street	22 Granite Street	Brooklyn	Kings	NY	11207	1911	2017	6	Units	351,667		09/30/2019	210,534	30,436	180,098	12/31/2018	207,309	31,301	176,009
Loan	37	Newpark Flats Apartments	6033 Park Lane South	Park City	Summit	UT	84098	2018	NAP	43	Units	186,047	L(25), D(91), O(4)
Loan	38	City Pointe Apartments & Townhomes	401 Jeanette Benton Drive	Evansville	Vanderburgh	IN	47713	1999	2019	112	Units	64,732	L(25), D(91), O(4)	08/31/2019	980,091	343,228	636,862	12/31/2018	743,782	334,342	409,440
Loan	39	Hub at Vista Palomar Park(34)	3211-3265 Business Park Drive	Vista	San Diego	CA	92081	1999	2017	27,650	Sq. Ft.	260	L(25), D(91), O(4)	07/31/2019	1,017,136	336,440	680,696	12/31/2018	889,103	324,039	565,064
Loan	40	152 South 4th Street	152 South 4th Street	Brooklyn	Kings	NY	11211	1887	2015	8	Units	718,750	L(25), D(92), O(3)	06/30/2019	467,372	57,817	409,554	12/31/2018	465,570	59,421	406,149
Loan	41	155 Meserole Street	155 Meserole Street	Brooklyn	Kings	NY	11206	1887	2015	12	Units	454,167	L(25), D(92), O(3)	06/30/2019	506,324	114,116	392,208	12/31/2018	500,648	111,534	389,114
Loan	42	119 Guernsey Street	119 Guernsey Street	Brooklyn	Kings	NY	11222	1916	2015	8	Units	636,250	L(25), D(92), O(3)	06/30/2019	420,927	60,484	360,442	12/31/2018	420,525	57,420	363,105
Loan	43	273 Leonard Street	273 Leonard Street	Brooklyn	Kings	NY	11211	1901	2015	7	Units	714,286	L(25), D(92), O(3)	06/30/2019	395,232	45,384	349,848	12/31/2018	377,950	45,578	332,372

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third Most	Third	Third	Third
			Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Loan	ID	Property Name	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)(12)	Reserves($)	TI/LC($)	NCF ($)	Interest	Expiration(19)	Extension Terms(19)	Largest Tenant(21)(22)(23)(24)(25)	SF	Expiration(23)	2nd Largest Tenant(23)(25)
Loan	1	Century Plaza Towers(2)(32)(34)	12/31/2017	117,379,087	34,178,955	83,200,132	13.5%	12.5%	167,331,712	158,615,968	37,470,212	121,145,756	480,328	8,415,062	112,250,366	Fee Simple			Bank of America	149,508	09/30/2029	Manatt Phelps
Loan	2	180 Water(2)(32)(33)(34)					11.0%	10.9%	32,826,742	30,028,135	14,955,048	15,073,087	117,355		14,955,732	Fee Simple			Citibank	3,496	04/30/2029	180 Water Donuts LLC
Loan	3	The Shoppes at Blackstone Valley(2)(34)	12/31/2017	19,150,138	4,783,415	14,366,723	9.0%	8.6%	20,054,088	19,047,577	4,228,958	14,818,619	68,703	666,997	14,082,919	Fee Simple			Target	127,000	01/31/2029	Kohl’s
Loan	4	Weston Kentucky Portfolio	12/31/2017	7,616,869	1,868,742	5,748,127	11.3%	10.4%	8,261,325	7,829,482	1,931,595	5,897,886	280,011	174,172	5,443,704	Fee Simple
Property	4.01	Westport Distribution Center														Fee Simple			Westport Axle Corporation	231,000	05/31/2020	Dana Driveshaft Manufacturing, LLC
Property	4.02	Bluegrass Corporate Center														Fee Simple			ABB EP Industrial Solutions	37,000	07/31/2022	Vision Dynamics LLC
Property	4.03	Jefferson Trade Center														Fee Simple			Hexagon Chemical	18,700	06/30/2022	DC Ventures
Loan	5	225 Bush(2)(32)	12/31/2017	35,806,940	11,018,547	24,788,393	13.4%	12.9%	44,006,816	41,830,321	14,566,655	27,263,666	115,997	869,981	26,277,688	Fee Simple			Twitch Interactive	84,035	08/18/2021	LiveRamp, Inc
Loan	6	USAA Office Portfolio(2)					9.8%	9.7%	32,829,436	31,543,524	7,885,881	23,657,643	176,298		23,481,345	Fee Simple
Property	6.01	Legacy Corporate Centre I & II							9,256,484	8,793,660	2,198,415	6,595,245	47,785		6,547,460	Fee Simple			USAA	238,926	12/31/2029	NAP
Property	6.02	Crosstown Center I							9,350,565	8,883,037	2,220,759	6,662,278	52,174		6,610,104	Fee Simple			USAA	260,869	08/31/2030	NAP
Property	6.03	Crosstown Center II							8,692,763	8,475,444	2,118,861	6,356,583	47,310		6,309,273	Fee Simple			USAA	236,550	12/31/2033	NAP
Property	6.04	Legacy Corporate Centre III							5,529,624	5,391,383	1,347,846	4,043,538	29,029		4,014,509	Fee Simple			USAA	145,145	10/31/2033	NAP
Loan	7	PCI Pharma Portfolio(2)					9.5%	8.9%	11,159,629	10,601,648	318,049	10,283,599	203,428	386,514	9,693,657	Fee Simple
Property	7.01	3001 Red Lion Road							4,971,878	4,723,284	141,699	4,581,586	67,050	127,395	4,387,141	Fee Simple			PCI Pharma	447,000	10/31/2039	NAP
Property	7.02	4536 & 4545 Assembly Drive							3,590,085	3,410,581	102,317	3,308,263	115,260	218,994	2,974,009	Fee Simple			PCI Pharma	768,400	10/31/2039	NAP
Property	7.03	6166 Nancy Ridge Drive							1,369,404	1,300,934	39,028	1,261,906	5,637	10,711	1,245,557	Fee Simple			PCI Pharma	37,583	10/31/2039	NAP
Property	7.04	6146 Nancy Ridge Drive							903,040	857,888	25,737	832,151	3,718	7,064	821,370	Fee Simple			PCI Pharma	24,785	10/31/2039	NAP
Property	7.05	1635 & 1639 New Milford School Road							325,223	308,962	9,269	299,693	11,763	22,350	265,580	Fee Simple			PCI Pharma	78,420	10/31/2039	NAP
Loan	8	Elston Retail Collection(2)	12/31/2017	6,312,553	226,063	6,086,490	8.9%	8.8%	8,762,869	8,557,400	2,317,867	6,239,532	26,806	60,786	6,151,940	Fee Simple			Kohl’s	128,234	05/31/2030	Best Buy
Loan	9	55 Green Street					8.8%	8.6%	4,585,179	4,355,920	1,117,620	3,238,300	10,883	77,540	3,149,877	Fee Simple			Getaround	54,414	06/30/2029	NAP
Loan	10	The Essex Site 2(2)(20)(32)(33)					10.3%	10.3%	15,499,658	14,909,246	2,857,283	12,051,963	58,500		11,993,463	Fee Simple			Regal Cinemas	65,000	03/31/2039	NAP
Loan	11	Legends at Village West(2)	12/31/2017	22,860,496	11,073,853	11,786,643	9.5%	9.4%	23,956,373	22,757,007	11,382,857	11,374,151	119,463		11,254,688	Fee Simple			American Multi-Cinema, Inc.	88,270	08/31/2028	Dave & Busters
Loan	12	Midtown Center(2)(32)					12.6%	12.4%	47,058,790	68,757,739	20,725,125	48,032,614	173,531	307,921	47,551,162	Fee Simple			Fannie Mae	713,500	09/30/2033	WeWork
Loan	13	Broadcasting Square(2)	12/31/2017	11,120,033	2,553,077	8,566,956	12.3%	11.2%	11,914,944	10,775,794	3,168,868	7,606,926	155,673	507,923	6,943,331	Fee Simple			Weis Markets, Inc.	52,976	09/30/2025	Dick’s Sporting Goods
Loan	14	Westland Fair	12/31/2016	4,212,063	950,766	3,261,297	10.7%	10.2%	5,168,861	4,448,918	1,072,552	3,376,366	42,825	134,302	3,199,238	Fee Simple			Michael’s	24,975	02/28/2021	PetSmart
Loan	15	Cobb Place(2)	12/31/2017	5,587,471	1,300,499	4,286,971	10.8%	10.3%	6,005,975	5,711,389	1,385,911	4,325,478	70,390	149,132	4,105,956	Fee Simple			American Signature Home	50,000	01/31/2024	Ashley Furniture
Loan	16	Tri Pointe Plaza	12/31/2017	2,511,755	767,215	1,744,540	9.7%	9.1%	3,291,173	3,061,991	919,868	2,142,123	16,700	108,637	2,016,786	Fee Simple			Synovus Bank	15,765	01/31/2029	Eddie V’s Holdings
Loan	17	Villa Carlotta(34)					8.1%	8.0%	3,116,796	2,871,861	1,219,320	1,652,541	13,000		1,639,541	Fee Simple			NAP	NAP	NAP	NAP
Loan	18	Wind Creek Leased Fee(2)					7.1%	7.1%	10,402,235	10,402,235		10,402,235			10,402,235	Fee Simple			NAP	NAP	NAP	NAP
Loan	19	BOA Building Tulsa	12/31/2017	3,943,781	2,088,919	1,854,862	12.5%	11.0%	4,673,128	4,364,826	2,101,104	2,263,722	74,836	186,093	2,002,794	Fee Simple			Laredo Petroleum, Inc	94,582	01/31/2023	The Summit Corporation
Loan	20	Embassy Suites Laredo(34)	12/31/2017	7,561,405	5,191,662	2,369,742	14.1%	12.3%	7,184,592	8,304,939	5,766,915	2,538,023	332,198		2,205,826	Fee Simple			NAP	NAP	NAP	NAP
Loan	21	Brookside Park Apartments	12/31/2017	2,673,773	1,316,469	1,357,304	8.5%	8.3%	2,950,788	3,039,118	1,542,415	1,496,703	50,250		1,446,453	Fee Simple			NAP	NAP	NAP	NAP
Loan	22	Brentwood Town Center					9.5%	9.4%	2,390,544	2,275,186	604,173	1,671,013	3,241	23,178	1,644,595	Fee Simple			Blatteis & Schnur	2,115	06/01/2025	Le Pain Quotidien
Loan	23	Residence Inn Phoenix Chandler South					12.1%	11.0%	4,910,933	5,105,186	2,983,900	2,121,286	204,207		1,917,078	Fee Simple			NAP	NAP	NAP	NAP
Loan	24	Spectrum Apartments					7.6%	7.5%	2,292,177	2,423,469	1,092,249	1,331,220	23,600		1,307,620	Fee Simple			NAP	NAP	NAP	NAP
Loan	25	874 Springfield	12/31/2017	1,986,434	645,676	1,340,758	9.7%	9.0%	2,548,182	2,420,773	720,233	1,700,540	14,738	109,359	1,576,443	Fee Simple			Springfield Foods Inc	30,000	09/30/2030	Blink Irvington Inc
Loan	26	Keystone Crossing	12/31/2017	2,305,568	920,405	1,385,163	11.4%	10.5%	3,193,585	2,963,664	1,063,280	1,900,384	30,623	108,901	1,760,861	Leasehold	10/31/2067	None	Salem University, LLC	12,328	05/31/2027	Sterling Jewelers, LLC
Loan	27	Townhomes at Highfield Commons	12/31/2017	1,237,504	527,753	709,751	8.7%	8.5%	2,088,360	2,087,340	649,988	1,437,352	24,000		1,413,352	Fee Simple			NAP	NAP	NAP	NAP
Loan	28	Millennium Park Plaza(2)	12/31/2017	20,409,860	6,198,041	14,211,819	7.5%	7.5%	15,260,112	22,411,024	6,752,423	15,658,602	11,400		15,647,202	Fee Simple			CenturyLink, Inc.	9,558	09/30/2023	Broadwing Communications
Loan	29	Claremont Apartments	12/31/2017	1,608,323	592,648	1,015,675	8.5%	8.4%	1,936,980	1,885,282	618,876	1,266,406	18,200		1,248,206	Fee Simple			NAP	NAP	NAP	NAP
Loan	30	Ledges One					8.6%	8.4%	1,838,664	1,866,201	624,437	1,241,764	17,293		1,224,472	Fee Simple			NAP	NAP	NAP	NAP
Loan	31	North Attleboro Center	12/31/2017	1,912,487	592,753	1,319,734	13.9%	12.8%	2,819,532	2,617,532	679,512	1,938,020	36,116	117,768	1,784,137	Fee Simple			Christmas Tree Shops	51,074	08/31/2028	Altitude Trampoline
Loan	32	Hampton Inn Summerlin	12/31/2017	3,974,328	2,316,702	1,657,626	12.3%	11.1%	4,184,703	4,184,540	2,485,039	1,699,501	167,382		1,532,119	Fee Simple			NAP	NAP	NAP	NAP
Loan	33	Home2 Suites Hanford Lemoore					13.8%	12.7%	3,488,381	3,488,641	1,699,010	1,789,631	139,546		1,650,086	Fee Simple			NAP	NAP	NAP	NAP
Loan	34	Young Innovations Portfolio					10.3%	10.0%	1,238,279	1,176,365	35,291	1,141,074	31,860		1,109,214	Fee Simple
Property	34.01	Young Innovations Earth City														Fee Simple			Young Innovations	117,400	08/31/2039	NAP
Property	34.02	Young Innovations Algonquin														Fee Simple			Young Innovations	95,000	08/31/2039	NAP
Loan	35	Oxy Lofts	12/31/2017	992,331	283,066	709,265	7.5%	7.4%	1,069,945	1,051,520	377,069	674,452	7,840		666,612	Fee Simple			NAP	NAP	NAP	NAP
Loan	36	Bushwick Multifamily Portfolio					7.5%	7.4%	754,800	739,390	99,222	640,169	8,448		631,721	Fee Simple
Property	36.01	682 Chauncey Street							333,600	339,250	35,860	303,390	3,390		300,000	Fee Simple			NAP	NAP	NAP	NAP
Property	36.02	1441 Bushwick Ave	12/31/2017	203,630	20,692	182,938			208,500	198,075	30,998	167,077	2,562		164,515	Fee Simple			NAP	NAP	NAP	NAP
Property	36.03	22 Granite Street	12/31/2017	211,684	40,257	171,427			212,700	202,065	32,364	169,701	2,496		167,205	Fee Simple			NAP	NAP	NAP	NAP
Loan	37	Newpark Flats Apartments					9.1%	9.0%	1,048,800	1,081,189	355,848	725,341	8,600		716,741	Fee Simple			NAP	NAP	NAP	NAP
Loan	38	City Pointe Apartments & Townhomes	12/31/2017	219,227	187,461	31,766	9.7%	9.4%	1,168,458	1,223,314	522,499	700,815	22,400		678,415	Fee Simple			NAP	NAP	NAP	NAP
Loan	39	Hub at Vista Palomar Park(34)					10.2%	9.9%	1,131,538	1,074,961	341,983	732,978	5,530	13,768	713,681	Fee Simple			Carlsbad Ranch Market	3,564	06/22/2027	Wells Fargo
Loan	40	152 South 4th Street	12/31/2017	454,055	61,009	393,047	7.1%	7.1%	481,320	469,280	59,835	409,445	2,272		407,173	Fee Simple			NAP	NAP	NAP	NAP
Loan	41	155 Meserole Street	12/31/2017	474,969	89,483	385,486	7.1%	7.1%	523,200	511,104	121,961	389,143	3,828		385,315	Fee Simple			NAP	NAP	NAP	NAP
Loan	42	119 Guernsey Street	12/31/2017	341,075	55,841	285,234	7.1%	7.0%	434,640	424,001	63,528	360,473	2,520		357,953	Fee Simple			NAP	NAP	NAP	NAP
Loan	43	273 Leonard Street	12/31/2017	404,275	44,218	360,057	7.3%	7.3%	427,200	414,384	47,366	367,018	1,764		365,254	Fee Simple			NAP	NAP	NAP	NAP

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

																Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
				Lease			Lease			Lease			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance
Loan	ID	Property Name	SF	Expiration(23)	3rd Largest Tenant(23)	SF	Expiration(23)	4th Largest Tenant(23)	SF	Expiration(23)	5th Largest Tenant(22)(23)	SF	Expiration(23)	Occupancy(4)(20)(25)	As-of Date	Reserves($)(27)	Reserves ($)(28)(30)	Reserves ($)(27)	Reserves ($)(28)(29)	Reserves ($)(27)	Reserves ($)(28)	Reserves($)(27)
Loan	1	Century Plaza Towers(2)(32)(34)	116,366	04/30/2035	JPMorgan	97,726	08/31/2021	Kirkland & Ellis	85,664	12/31/2034	Greenberg Glusker	83,199	02/28/2035	92.9%	10/01/2019						Springing
Loan	2	180 Water(2)(32)(33)(34)	750	08/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	10/17/2019		11,936	333,406		2,830,078	739,930	100,505
Loan	3	The Shoppes at Blackstone Valley(2)(34)	87,141	02/03/2024	Cinema de Lux	72,000	06/30/2024	Dick’s Sporting Goods	54,159	01/31/2024	Marshalls	42,000	05/31/2024	96.3%	10/31/2019		13,118		114,781		Springing
Loan	4	Weston Kentucky Portfolio												97.8%	10/31/2019		23,334	1,000,000	Springing		Springing
Property	4.01	Westport Distribution Center	156,170	02/28/2026	Conagra Foods	128,990	12/31/2019	Dakkota Integrated Systems, LLC	74,000	10/31/2020	Grindmaster Corporation	37,500	07/31/2021	100.0%	10/31/2019
Property	4.02	Bluegrass Corporate Center	28,000	03/31/2025	Logicmark LLC	15,000	08/31/2020	Kentucky Farm Bureau	14,184	10/31/2022	Revolution Church of KY	10,416	12/31/2022	94.2%	10/31/2019
Property	4.03	Jefferson Trade Center	17,000	03/31/2021	Fastenal Company	16,000	05/31/2023	Ladder Now, LLC	15,000	07/31/2021	Eventualities	13,600	12/31/2020	97.5%	10/31/2019
Loan	5	225 Bush(2)(32)	76,724	05/04/2022	Benefit Cosmetics, LLC	61,917	08/31/2020	Handshake	52,735	07/30/2027	SunRun	43,850	05/31/2024	97.8%	09/30/2019		9,666		96,665	3,012,292	376,536	838,031
Loan	6	USAA Office Portfolio(2)												100.0%	11/06/2019		Springing		Springing		Springing
Property	6.01	Legacy Corporate Centre I & II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/06/2019
Property	6.02	Crosstown Center I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/06/2019
Property	6.03	Crosstown Center II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/06/2019
Property	6.04	Legacy Corporate Centre III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/06/2019
Loan	7	PCI Pharma Portfolio(2)												100.0%	11/01/2019		Springing		Springing		Springing
Property	7.01	3001 Red Lion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/01/2019
Property	7.02	4536 & 4545 Assembly Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/01/2019
Property	7.03	6166 Nancy Ridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/01/2019
Property	7.04	6146 Nancy Ridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/01/2019
Property	7.05	1635 & 1639 New Milford School Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/01/2019
Loan	8	Elston Retail Collection(2)	45,720	01/31/2026	BMO Harris Bank	4,750	08/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/31/2019		2,234		5,065		Springing
Loan	9	55 Green Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/01/2019		6,805			58,299	29,150
Loan	10	The Essex Site 2(2)(20)(32)(33)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/10/2019	4,875	5,415			311,439	62,288
Loan	11	Legends at Village West(2)	46,953	11/30/2022	TJ Maxx	29,956	10/31/2020	H&M	25,025	01/31/2028	Off Broadway Shoes	21,554	01/31/2026	92.1%	09/15/2019		9,955	10,000,000	Springing	3,569,900	594,983
Loan	12	Midtown Center(2)(32)	109,943	11/30/2036	Philotimo Hospitality Group LLC	12,319	03/31/2030	Shoto / Akedo	11,616	12/31/2029	Dauphine	6,465	05/31/2029	99.7%	08/31/2019		Springing		Springing		Springing
Loan	13	Broadcasting Square(2)	45,101	01/31/2021	Bed Bath & Beyond	30,066	01/31/2021	Marmaxx Corp.	30,000	01/31/2023	Ross	29,828	01/31/2022	93.8%	09/27/2019		12,561		28,548	551,285	137,821
Loan	14	Westland Fair	24,880	04/30/2025	Smart and Final	21,000	12/31/2020	Skechers Outlet	15,000	06/30/2026	Office Depot	14,990	06/30/2024	93.3%	07/01/2019		3,569	500,000	Springing	83,851	14,161	14,919
Loan	15	Cobb Place(2)	42,871	04/14/2022	DSW Shoes	36,899	01/31/2024	Bed Bath & Beyond	35,096	01/31/2024	Hobbytown USA	30,277	12/31/2028	94.7%	10/01/2019		5,866	500,000	20,833	107,436	53,718	13,234
Loan	16	Tri Pointe Plaza	10,895	04/30/2028	Benchmark International	10,176	05/31/2020	BNY Mellon, NA	7,269	06/30/2024	Body Sculpt of Tampa, LLC	5,460	05/31/2023	100.0%	09/09/2019		1,183		9,076	183,789	20,421
Loan	17	Villa Carlotta(34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.4%	10/22/2019		1,083			80,502	16,480	11,095
Loan	18	Wind Creek Leased Fee(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP		Springing		Springing		Springing
Loan	19	BOA Building Tulsa	31,430	12/31/2029	Bank of America, National Association	18,888	04/30/2024	Petroflow Energy Corporation	10,357	12/31/2019	Olifant Energy L.L.C.	10,357	09/30/2020	93.1%	11/01/2019	250,000	5,936	500,000	17,682	123,770	20,628	27,769
Loan	20	Embassy Suites Laredo(34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.4%	08/31/2019		Greater of (i) (x) from November 2019 to October 2020, 2.0%, (y) from November 2020 to October 2021, 3.0% and (z) from November 2021 and thereafter, 4.0% of the projected Gross Revenue for the Property for the prior month, (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E.			169,170	18,797
Loan	21	Brookside Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	09/30/2019	298,564	4,188			68,231	34,115	79,475
Loan	22	Brentwood Town Center	1,527	02/29/2024	CosBar	1,474	03/31/2027	Bar Method	1,320	07/31/2020	Paige	1,188	06/24/2027	95.1%	08/01/2019		270	200,000	Springing	34,794	17,397
Loan	23	Residence Inn Phoenix Chandler South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.7%	09/30/2019		17,017			37,895	18,947
Loan	24	Spectrum Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.8%	10/04/2019		2,458			69,458	34,729	20,897
Loan	25	874 Springfield	12,000	05/31/2034	Dollar Tree	10,500	05/31/2024	BK Springfield	9,450	10/31/2023	Valley Fair Laundry LLC	5,200	05/31/2024	99.4%	08/28/2019		1,228		8,188	38,825	38,825
Loan	26	Keystone Crossing	9,193	01/31/2028	Body Contour Centers	9,160	05/31/2028	General Services Administration	8,600	10/31/2020	Fidelity Real Estate Company/CBRE	7,730	12/31/2022	90.9%	10/03/2019		2,454		9,815		28,756
Loan	27	Townhomes at Highfield Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	10/24/2019		2,000				33,943	5,958
Loan	28	Millennium Park Plaza(2)	6,000	01/27/2020	Nandos of Michigan Ave LLC	4,055	10/31/2032	Angelini Ori Abate Law	3,900	11/30/2025	Ferrero USA Inc	2,785	05/31/2027	99.2%	05/31/2019	1,000,000	Springing		Springing		Springing
Loan	29	Claremont Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/20/2019		1,517			29,565	14,783
Loan	30	Ledges One	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.0%	10/22/2019		1,717			234,592	18,587
Loan	31	North Attleboro Center	30,100	09/30/2028	Planet Fitness	16,900	05/31/2028	Guitar Center	16,800	05/31/2028	David’s Bridal	11,700	12/31/2021	93.6%	06/30/2019		3,010	50,000	9,814	105,374	26,684	24,242
Loan	32	Hampton Inn Summerlin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.1%	08/31/2019		13,949			39,656	6,609	5,182
Loan	33	Home2 Suites Hanford Lemoore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.1%	08/31/2019		11,629			90,602	11,325	17,125
Loan	34	Young Innovations Portfolio												100.0%	12/06/2019		Springing		Springing		Springing
Property	34.01	Young Innovations Earth City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2019
Property	34.02	Young Innovations Algonquin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2019
Loan	35	Oxy Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.6%	10/28/2019		667			20,407	10,203
Loan	36	Bushwick Multifamily Portfolio												100.0%	Various	704	704			7,724	1,287	2,910
Property	36.01	682 Chauncey Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/01/2019
Property	36.02	1441 Bushwick Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/01/2019
Property	36.03	22 Granite Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/01/2019
Loan	37	Newpark Flats Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.3%	09/30/2019		717			5,166	5,166	1,591
Loan	38	City Pointe Apartments & Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.0%	10/18/2019		1,867			4,568	4,568	22,787
Loan	39	Hub at Vista Palomar Park(34)	3,250	10/31/2020	My Gym	2,800	04/30/2024	Cat & Craft	2,484	08/31/2023	Reform Yoga	2,361	02/28/2023	100.0%	08/01/2019		460	125,000	Springing	15,551	7,776
Loan	40	152 South 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/27/2019		133			8,990	1,798	2,606
Loan	41	155 Meserole Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/27/2019		200			29,559	5,912	5,005
Loan	42	119 Guernsey Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/27/2019		133			8,588	1,718	3,850
Loan	43	273 Leonard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/27/2019		117			3,221	644	4,151

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Upfront	Monthly	Other	Environmental			Franchise								Existing		Future Debt
			Insurance	Engineering	Other	Other	Reserves	Report	Engineering		Expiration	Loan							Additional Sub Debt		Permitted
Loan	ID	Property Name	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(27)	Reserves ($)(28)	Description	Date(31)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(26)	Guarantor(32)	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Existing Additional Sub Debt Description	Type
Loan	1	Century Plaza Towers(2)(32)(34)	Springing		100,769,680		Outstanding TI/LC Reserve (Upfront: 71,223,945.39); Free Rent Funds (Upfront: 29,545,734.88)	10/15/2019	10/11/2019	18.0%	NAP	Refinance	SPF JVP LLC; Luminance Acquisition Venture LLC	NAP	MSC 2014-CPT	825,000,000	825,000,000	825,000,000	300,000,000	B Note	Mezzanine
Loan	2	180 Water(2)(32)(33)(34)	82,813		4,100,046	Springing	Conversion Reserve (Upfront: 1,808,900); Operating Shortfall Reserve (Upfront: 1,200,000); Prepaid Rent Reserve (Upfront: 891,145.89; Monthly: Springing); Shortfall Reserve (Upfront: 200,000)	09/30/2019	09/27/2019	NAP	NAP	Refinance	Nathan Berman	Nathan Berman		75,000,000	75,000,000	75,000,000	227,500,000	$127,500,000 B Note; $100,000,000 Mezzanine	Mezzanine
Loan	3	The Shoppes at Blackstone Valley(2)(34)	Springing		806,129		Unfunded Obligations Reserve	10/04/2019	09/30/2019	NAP	NAP	Refinance	Stephen R. Weiner; Adam J. Weiner; Jeremy M. Sclar; Thomas J. DeSimone; Richard A. Marks; Raanan Katz; David Katz; Samantha Perry David; Eric Smookler; Daniel Preysman	SDM Holdings LLC; WV Holdings LLC; Raanan Katz		109,000,000	109,000,000	91,412,282		None	Mezzanine
Loan	4	Weston Kentucky Portfolio	Springing		5,166,085		Earnout Reserve (Upfront: 4,840,000); Unfunded Obligations Reserve (Upfront: 326,084.66)	Various	09/13/2019	NAP		Refinance	Weston Inc.	Legacy Properties Group, Inc.						None	NAP
Property	4.01	Westport Distribution Center						09/13/2019	09/13/2019	NAP	NAP
Property	4.02	Bluegrass Corporate Center						09/13/2019	09/13/2019	NAP	NAP
Property	4.03	Jefferson Trade Center						09/18/2019	09/13/2019	NAP	NAP
Loan	5	225 Bush(2)(32)	119,719		4,983,228		Outstanding TI/LC Reserve (Upfront: 4,097,105.82); Rent Concession Reserve (Upfront: 886,121.68)	08/15/2019	08/12/2019	19.0%	NAP	Refinance	Kylli Inc.	Kylli Inc.	GSMS 2017-GS5	153,600,000	153,600,000	153,600,000	146,400,000	B Note	NAP
Loan	6	USAA Office Portfolio(2)	Springing					06/21/2019	Various	NAP		Acquisition	JDM Real Estate Funds, LLC	JDM Real Estate Funds, LLC		197,400,000	197,400,000	197,400,000		None	NAP
Property	6.01	Legacy Corporate Centre I & II						06/21/2019	06/24/2019	NAP	NAP					59,610,891	59,610,891	59,610,891
Property	6.02	Crosstown Center I						06/21/2019	06/19/2019	NAP	NAP					55,050,495	55,050,495	55,050,495
Property	6.03	Crosstown Center II						06/21/2019	06/19/2019	NAP	NAP					48,861,386	48,861,386	48,861,386
Property	6.04	Legacy Corporate Centre III						06/21/2019	06/21/2019	NAP	NAP					33,877,228	33,877,228	33,877,228
Loan	7	PCI Pharma Portfolio(2)	Springing					Various	Various	Various		Acquisition	New Mountain Net Lease Corporation; New Mountain Net Lease Partners Corporation	New Mountain Net Lease Corporation; New Mountain Net Lease Partners Corporation		68,500,000	68,500,000	68,500,000		None	NAP
Property	7.01	3001 Red Lion Road						06/06/2019	10/15/2019	NAP	NAP					31,001,265	31,001,265	31,001,265
Property	7.02	4536 & 4545 Assembly Drive						06/06/2019	10/15/2019	NAP	NAP					21,713,270	21,713,270	21,713,270
Property	7.03	6166 Nancy Ridge Drive						08/21/2019	08/21/2019	6.0%	NAP					8,173,436	8,173,436	8,173,436
Property	7.04	6146 Nancy Ridge Drive						08/21/2019	08/21/2019	12.0%	NAP					5,366,397	5,366,397	5,366,397
Property	7.05	1635 & 1639 New Milford School Road						06/06/2019	10/15/2019	NAP	NAP					2,245,631	2,245,631	2,245,631
Loan	8	Elston Retail Collection(2)	Springing	78,950				10/04/2019	10/02/2019	NAP	NAP	Refinance	Warren H. Baker; Marc A. Kahan	Warren H. Baker; Marc A. Kahan	JPMCC 2012-CIBX	30,000,000	29,938,639	21,298,164		None	NAP
Loan	9	55 Green Street	Springing					08/15/2019	08/15/2019	15.0%	NAP	Refinance	David Sacks; Glenn A. Gilmore	Sacks Realty LLC; Glenn A. Gilmore						None	NAP
Loan	10	The Essex Site 2(2)(20)(32)(33)	Springing					08/27/2019	08/27/2019	NAP	NAP	Refinance	Taconic Development Capital LLC; L&M Development Partners Inc.; Donald Capoccia; Brandon Baron; Joseph Ferrara	Taconic Development Capital LLC; L&M Development Partners Inc.; Donald Capoccia; Brandon Baron; Joseph Ferrara		81,900,000	81,900,000	81,900,000	98,000,000	$58,000,000 B Notes; $40,000,000 Mezzanine	NAP
Loan	11	Legends at Village West(2)	Springing	227,700				10/03/2019	10/03/2019	NAP	NAP	Refinance	Walton Street Real Estate FUND VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P.	Walton Street Real Estate FUND VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P.		85,000,000	84,874,444	76,962,902		None	NAP
Loan	12	Midtown Center(2)(32)	Springing		32,330,342		Existing TI/LC Obligations Reserve (Upfront: 31,164,158.86); Rent Concession Reserve (Upfront: 1,166,183.54)	09/09/2019	09/09/2019	NAP	NAP	Refinance	Carr Properties OC LLC	Carr Properties OC LLC		349,475,000	349,475,000	349,475,000	143,000,000	B Note	NAP
Loan	13	Broadcasting Square(2)	Springing	5,000				09/23/2019	09/23/2019	NAP	NAP	Refinance	POA Trust U/I/T Louise B. Grass 9/14/1994; Martin L. Grass Irrevocable Trust	POA Trust U/I/T Louise B. Grass 9/14/1994; Martin L. Grass Irrevocable Trust	MSBAM 2013-C8	30,000,000	30,000,000	30,000,000		None	NAP
Loan	14	Westland Fair	7,459	6,600	35,000		Unfunded Obligations Reserve	09/23/2019	09/20/2019	NAP	NAP	Acquisition	Kamyar Mateen; Tyler Mateen	Kamyar Mateen; Tyler Mateen						None	NAP
Loan	15	Cobb Place(2)	6,617	32,588	291,231		Unfunded Obligations Reserve	08/26/2019	08/26/2019	NAP	NAP	Acquisition	Blake R. Berg; Mark C. Ibanez; Samuel H. Heide	WPCM Relative Value Fund I, LLC	GSMS 2005-GG4	15,000,000	15,000,000	13,503,969		None	NAP
Loan	16	Tri Pointe Plaza	Springing					08/01/2019	08/01/2019	NAP	NAP	Acquisition	Jeffrey J. Feil; Feil Properties L.L.C.	Jeffrey J.Feil						None	NAP
Loan	17	Villa Carlotta(34)	2,774					10/17/2019	10/17/2019	19.0%	NAP	Refinance	Gidi Cohen; Adrian Goldstein	Gidi Cohen; Adrian Goldstein						None	Mezzanine
Loan	18	Wind Creek Leased Fee(2)	Springing		1,365,880	Springing	Debt Service Reserve (Upfront: 1,365,879.90); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	07/17/2019	NAP	NAP	NAP	Recapitalization	Jeffrey Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein	Jeffrey Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein		126,600,000	126,117,481	108,380,491		None	NAP
Loan	19	BOA Building Tulsa	4,628		513,125		Concessions Reserve Funds (Upfront: 443,215); Free Rent Reserve (Upfront: 69,910)	03/22/2019	03/13/2019	NAP	NAP	Refinance	Jacqueline E. Price Johannsen	Jacqueline E. Price Johannsen						None	NAP
Loan	20	Embassy Suites Laredo(34)	Springing	73,700	4,550,000		PIP Reserve	09/12/2019	07/15/2019	NAP	10/31/2034	Acquisition	Russell Flicker; Jonathan Rosenfeld; Bernard Michael; Chad Cooley	Russell Flicker; Jonathan Rosenfeld; Bernard Michael; Chad Cooley						None	Mezzanine
Loan	21	Brookside Park Apartments	8,831	3,125	180,024		Debt Service Reserve (Upfront: 101,899.15); Radon Remediation Reserve (Upfront: 78,125)	10/16/2019	10/16/2019	NAP	NAP	Refinance	Alon Ossip; Ossip (2011) Trust; OSGA LP	Alon Ossip; Ossip (2011) Trust; OSGA LP						None	NAP
Loan	22	Brentwood Town Center	Springing		126,412		Unfunded Obligations Reserve	10/17/2019	10/15/2019	10.0%	NAP	Refinance	Daniel J. Blatteis	Daniel J. Blatteis						None	NAP
Loan	23	Residence Inn Phoenix Chandler South	Springing					08/26/2019	08/26/2019	NAP	06/01/2038	Refinance	Richard E. Huffman; Santo M. Catanese; Alana M. Mann; Thomas B. Nelson	Richard E. Huffman; Santo M. Catanese; Alana M. Mann; Thomas B. Nelson						None	NAP
Loan	24	Spectrum Apartments	5,224					10/18/2019	10/16/2019	NAP	NAP	Refinance	Kent J. Roers; Brian J. Roers; Nicholas Walton	Kent J. Roers; Brian J. Roers; Nicholas Walton						None	NAP
Loan	25	874 Springfield	Springing					09/06/2019	09/24/2019	NAP	NAP	Refinance	Ronnie Levy; Maurice Levy	Ronnie Levy; Maurice Levy						None	NAP
Loan	26	Keystone Crossing	Springing	20,449	870,480	9,000	Unfunded Obligations Reserve (Upfront: 816,479.94); Ground Rent Reserve (Upfront: 54,000; Monthly: 9,000)	07/31/2019	07/30/2019	NAP	NAP	Refinance	JMS Capital Group, LLC; John M. Schneider	JMS Capital Group, LLC; John M. Schneider	COMM 2010-C1					None	NAP
Loan	27	Townhomes at Highfield Commons	2,979					09/27/2019	09/27/2019	NAP	NAP	Refinance	Raymond B. Johnson III; Courtney Donaldson	Raymond B. Johnson III; Courtney Donaldson						None	NAP
Loan	28	Millennium Park Plaza(2)	Springing		77,030		Unfunded Obligations Reserve	06/11/2019	06/12/2019	NAP	NAP	Refinance	Donal P. Barry, Sr.	Donal P. Barry, Sr.		195,000,000	195,000,000	195,000,000		None	NAP
Loan	29	Claremont Apartments	Springing					09/18/2019	09/18/2019	NAP	NAP	Refinance	Thomas L. Bendheim	Thomas L. Bendheim						None	NAP
Loan	30	Ledges One	Springing					09/19/2019	09/19/2019	NAP	NAP	Refinance	David M. Conwill; Steven B. Kimmelman; Leslie S.R. Leohr	David M. Conwill; Steven B. Kimmelman; Leslie S.R. Leohr						None	NAP
Loan	31	North Attleboro Center	Springing					09/05/2019	09/06/2019	NAP	NAP	Refinance	Jacob Wintner	Jacob Wintner						None	NAP
Loan	32	Hampton Inn Summerlin	2,591		1,921,340		PIP Reserve	09/10/2019	09/10/2019	NAP	08/31/2033	Acquisition	Rup Kumar Nagala; Vani Nagala	Rup Kumar Nagala; Vani Nagala						None	NAP
Loan	33	Home2 Suites Hanford Lemoore	1,903					09/03/2019	09/03/2019	5.0%	03/31/2037	Refinance	Jayantilal M. Patel	Jayantilal M. Patel						None	NAP
Loan	34	Young Innovations Portfolio	Springing					Various	Various	NAP		Recapitalization	New Mountain Net Lease Corporation	New Mountain Net Lease Corporation						None	NAP
Property	34.01	Young Innovations Earth City						08/27/2019	08/27/2019	NAP	NAP
Property	34.02	Young Innovations Algonquin						08/28/2019	08/26/2019	NAP	NAP
Loan	35	Oxy Lofts	Springing	16,830				10/01/2019	10/01/2019	9.0%	NAP	Refinance	Dario De Luca; Robert Colucci, Trustee of The Amended and Restated DPD Generational Trust dated 4/1/2004; Dario De Luca, Trustee of The Dario and Patricia De Luca Revocable Living Trust U/D/T 8/9/2000; Dario De Luca, Trustee of The DPD Ranch Trust dated 11/21/2008	Dario De Luca; Robert Colucci, Trustee of The Amended and Restated DPD Generational Trust dated 4/1/2004; Dario De Luca, Trustee of The Dario and Patricia De Luca Revocable Living Trust U/D/T 8/9/2000; Dario De Luca, Trustee of The DPD Ranch Trust dated 11/21/2008	FREMF 2013-K713					None	NAP
Loan	36	Bushwick Multifamily Portfolio	1,455					09/03/2019	09/03/2019	NAP		Refinance	Avrohom Schlaff	Avrohom Schlaff						None	NAP
Property	36.01	682 Chauncey Street						09/03/2019	09/03/2019	NAP	NAP
Property	36.02	1441 Bushwick Ave						09/03/2019	09/03/2019	NAP	NAP				FRESB 2018-SB50
Property	36.03	22 Granite Street						09/03/2019	09/03/2019	NAP	NAP
Loan	37	Newpark Flats Apartments	799					10/01/2019	09/30/2019	5.0%	NAP	Acquisition	Glenn L. Goldman	Glenn L. Goldman						None	NAP
Loan	38	City Pointe Apartments & Townhomes	2,715	15,625				09/16/2019	09/18/2019	NAP	NAP	Refinance	Alexander Olympus Zarris	Alexander Olympus Zarris						None	NAP
Loan	39	Hub at Vista Palomar Park(34)	Springing					09/20/2019	09/20/2019	4.0%	NAP	Refinance	Steven Michael Bram	Steven Michael Bram	GSMS 2007-GG10					None	Mezzanine
Loan	40	152 South 4th Street	237	1,250				09/06/2019	09/06/2019	NAP	NAP	Refinance	Shaindy Schwartz; Joel Schwartz	Shaindy Schwartz	FRESB 2016-SB17					None	NAP
Loan	41	155 Meserole Street	385	3,063				09/06/2019	09/06/2019	NAP	NAP	Refinance	Shaindy Schwartz; Joel Schwartz	Shaindy Schwartz	FRESB 2016-SB17					None	NAP
Loan	42	119 Guernsey Street	385	7,250				09/06/2019	09/06/2019	NAP	NAP	Refinance	Shaindy Schwartz; Joel Schwartz	Shaindy Schwartz	FRESB 2016-SB17					None	NAP
Loan	43	273 Leonard Street	377	3,500				09/06/2019	09/06/2019	NAP	NAP	Refinance	Shaindy Schwartz; Joel Schwartz	Shaindy Schwartz	FRESB 2016-SB17					None	NAP

COMM 2019-GC44

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; GSMC—Goldman Sachs Mortgage Company or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

(2)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” in this Preliminary Prospectus.

Loan Number	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Non-Trust Pari Passu Cut-off Date Balance	Controlling Note	Governing PSA
1	GACC	Century Plaza Towers	$75,000,000	$825,000,000	No	CPTS 2019-CPT
2	GACC	180 Water	$62,500,000	$75,000,000	Yes	COMM 2019-GC44
3	GSMC	The Shoppes at Blackstone Valley	$55,000,000	$109,000,000	Yes	COMM 2019-GC44
5	GACC	225 Bush	$50,000,000	$153,600,000	No	Benchmark 2019-B14
6	GSMC	USAA Office Portfolio	$45,000,000	$197,400,000	No	CGCMT 2019-GC41
7	GSMC	PCI Pharma Portfolio	$40,000,000	$68,500,000	Yes	COMM 2019-GC44
8	CREFI	Elston Retail Collection	$39,918,185	$29,938,639	Yes	COMM 2019-GC44
10	GSMC	The Essex Site 2	$35,100,000	$81,900,000	No	Benchmark 2019-B14
11	CREFI	Legends at Village West	$34,948,301	$84,874,444	No	Benchmark 2019-B13
12	GSMC	Midtown Center	$32,525,000	$349,475,000	No	DC Office Trust 2019-MTC
13	CREFI	Broadcasting Square	$32,000,000	$30,000,000	Yes	COMM 2019-GC44
15	GSMC	Cobb Place	$25,000,000	$15,000,000	Yes	COMM 2019-GC44
18	GACC	Wind Creek Leased Fee	$19,923,773	$126,117,481	No	Benchmark 2019-B13
28	GSMC	Millennium Park Plaza	$15,000,000	$195,000,000	No	CGCMT 2019-GC41

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount for such Mortgaged Property.
● Loan No. 6 – USAA Office Portfolio
● Loan No. 7 – PCI Pharma Portfolio
● Loan No. 34 – Young Innovations Portfolio
● Loan No. 36 – Bushwick Multifamily Portfolio

Loan No. 4 – Weston Kentucky Portfolio – The amounts listed under the headings “Original Balance ($)” and “Cut off Date Balance ($)” for each Mortgaged Property are based upon the portfolio value allocations as stated in the appraisal.

(4)				Office			Retail			Multifamily
	Loan No.	Mortgage Loan	NRA	NRA	Occ.	% of GPR	NRA	Occ.	% of GPR	Units	Occ.	% of GPR
			(sq. ft.)	(sq. ft.)			(sq. ft.)
	10	The Essex Site 2	205,070	NAP	NAP	NAP	65,000	100.00%	33.10%	195	100.00%	60.50%
	26	Keystone Crossing(1)	117,779	100,856	89.40%	62.20%	16,923	100.00%	24.20%	NAP	NAP	NAP
	28	M illennium Park Plaza(1)	560,083	85,017	99.80%	18.40%	18,450	75.60%	9.30%	557	100.00%	68.10%

(1) Office information includes telecom tenants.

(5)	Loan No. 10 – The Essex Site 2 – in the event 40,000 sq. ft. of the Mortgaged Property is not used for a movie theater, the borrowers must provide notice of the inability to the New York City Economic Development Corporation (“NYCEDC”) documenting the commercially reasonable efforts made by the borrowers, over a period of not less than 12 months, to lease the space to a theater operator. In such event, the borrowers (following consultation with the NYCEDC) must (a) identify a party who will use the retail space in a manner reasonably acceptable to the NYCEDC and consistent with the overall objectives of the “retail mix” to be maintained within the project, and (b) develop (with the approval of NYCEDC) an alternate plan for the use of the space, subject to the following limitations: (i) retailers larger than 18,000 sq. ft. must be located above or below the ground floor level, (ii) retail spaces must not exceed 30,000 sq. ft. with the exception of the grocery store, fitness center and movie theater, (iii) not including the supermarket/grocery store, movie theater, bowling alley and fitness facilities, there must be no more than three retailers within the project larger than 18,000 sq. ft., and (iv) there must be at least 40 micro retail spaces within the project as a whole.

(6)	Loan No. 12 – Midtown Center – commencing on the anticipated repayment date, the interest rate increases to the greater of (a) 1.585% plus (i) 1.50% and (ii) 250 basis points or (b) the mid-market swap rate which swap has a maturity date with the closest approximation of the final maturity date as of the anticipated repayment date plus (i) 1.50% and (ii) 250 basis points.

(7)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Offered Certificates—Servicing and Administration Fees” in this Preliminary Prospectus.

(8)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) except for loans with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

Loan No. 28 – Millennium Park Plaza – The related Mortgaged Property has a hard lockbox for commercial tenants and a soft lockbox for the residential tenants.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

Loan No. 2 – 180 Water– the 180 Water Whole Loan is in a cash sweep period as of the Cut-off Date.

(11)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.

● Loan No. 1 – Century Plaza Towers
● Loan No. 2 – 180 Water
● Loan No. 5 – 225 Bush
● Loan No. 10 – The Essex Site 2

● Loan No. 12 – Midtown Center

(12)	Loan No. 1 – Century Plaza Towers – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to (i) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for thirteen tenants, (ii) $3,269,254 of rent steps taken through October 2020 and (iii) new leasing that has been executed since September 2019, accounting for 20.6% of net rentable area and 24.6% of UW Gross Potential Revenue.

Loan No. 2 – 180 Water - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent lease-up of the commercial units and burn-off of concessions.

Loan No. 5 – 225 Bush - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new leases being signed at market rent.

Loan No. 22 – Brentwood Town Center – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI ($) over historical period is primarily attributable to (i) $70,395 of rent steps taken through November 2020 and (ii) new leasing that has been executed since 2018, accounting for 21% of net rentable area and 13% of underwritten base rent.

Loan No. 25 – 874 Springfield – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to Blink Irvington Inc signing a new 15-year lease, expiring in May 2034 and accounting for $280,000 of underwritten base rent.

Loan No. 26 – Keystone Crossing – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI ($) over historical period is primarily driven by the recent lease-up of previously vacant office suites.

Loan No. 29 – Claremont Apartments – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI ($) over historical period is primarily driven by an approximately $2.82 million renovation the borrower sponsor completed, as well as the borrower sponsor’s construction of one additional unit.

Loan No. 30 – Ledges One – The related Mortgaged Property completed construction in November 2017 and reached stabilization in August 2019. The related TTM historical financials represent the one-month August 2019 financials annualized over a twelve month period.

Loan No. 38 – City Pointe Apartments & Townhomes - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to lease up of the Mortgaged Properties following the loan sponsor’s acquisition in 2017, with occupancy increasing from 40.2% as of year-end 2017, 64.3% as of year-end 2018 to current occupancy of 92.0% as of October 2019.

(13)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this Preliminary Prospectus.

Loan No. 1 — Century Plaza Towers – One late payment charge is waived each calendar year if paid within 10 days after payment is due.

Loan No. 3 – The Shoppes at Blackstone Valley – The Mortgage Loan documents provide the borrower with a five day grace period for any payments due on a payment date (other than the maturity date).

(14)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete”, “as-stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as complete”, “as-stabilized” or “hypothetical” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan LTV Ratio at Maturity (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan LTV Ratio at Maturity (“As-Is”)	Appraised Value (“As-Is”)
Weston Kentucky Portfolio(1)	5.1%	65.0%	65.0%	$ 80,400,000	67.4%	67.4%	$ 77,500,000
55 Green Street(2)	3.6%	56.9%	56.9%	$ 64,300,000	61.2%	61.2%	$ 59,800,000
Legends at Village West(3)	3.4%	53.3%	48.3%	225,000,000	58.5%	53.0%	$ 205,000,000
Embassy Suites Laredo(4)	1.8%	69.8%	58.5%	$ 25,800,000	87.8%	73.6%	$ 20,500,000
Hampton Inn Summerlin(5)	1.3%	62.6%	45.1%	22,000,000	76.9%	55.4%	$ 17,900,000

(1) The Appraised Value (Other than As-Is) reflects the aggregate “as-is” appraised value plus an approximately 3.74% portfolio premium. Excluding the portfolio premium, the aggregate “as-is” appraised value is $77,500,000 as of August 28, 2019, which results in a Cut-off Date LTV Ratio and Maturity or ARD Date LTV Ratio of 67.4%.
(2) The Appraised Value (Other than As-Is) reflects the “prospective stabilized” value as of February 1, 2020, which assumes approximately $5.9 million of tenant improvements are completed at the Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value of $59,800,000 are both 61.2%.
(3) This represents the aggregate “as-stabilized” appraised value of the Legends at Village West Property as of September 1, 2021 which assumes the mortgaged property achieves stabilized occupancy. On the origination date of the Legends at Village West, an upfront reserve of $10,000,000 was deposited into the leasing reserve account. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD, calculated based on the aggregate “as-is” Appraised Value of $205,000,000, are 58.5% and 53.0% respectively.
(4) The Appraised Value (Other Than As-Is) reflects the “As Complete” of $25,800,000 for the Mortgaged Property, as of September 6, 2020, which assumes that the renovations estimated to cost approximately $4,600,000 in capital expenditures are completed within the first 18 months. The “as-is” appraised value of the Mortgaged Property is $20,500,000 as of September 6, 2019.

(5) The Appraised Value (Other than As-Is) represents the “as complete” value of $22,000,000, effective September 1, 2020, which assumes that an approximately $3.0 million PIP is complete, of which approximately $1.9 million was reserved at origination.

(15)	Loan No. 18 – Wind Creek Leased Fee – The Net Rentable Area (SF/Units/Rooms) shown is based on the total square footage of the land.

Loan No. 18 – Wind Creek Leased Fee – The Cut-off Date LTV and LTV Ratio at Maturity or ARD are based on the “as-is” appraised value of the leased fee interest. The “as-is” appraised value, inclusive of the Wind Creek Casino and Resort Bethlehem improvements is $1.14 billion, which results in a Cut-off Date LTV Ratio of 12.8%.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus.

(17)	Loan No. 1 – Century Plaza Towers – Defeasance of the full $1.2 billion Century Plaza Towers Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last senior pari passu note to be securitized and (ii) October 21, 2022. Prepayment in whole, but not in part, of the Century Plaza Towers Whole Loan is permitted with the payment of yield maintenance prior to July 9, 2029 at any time.

Loan No. 2 – 180 Water – the lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the 180 Water whole loan in full is permitted after the date that is the earlier to occur of (i) December 6, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 3 – The Shoppes at Blackstone Valley – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2019. Defeasance of The Shoppes at Blackstone Valley Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized or (ii) November 1, 2022. The assumed lockout period of 25 payment dates is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 5 – 225 Bush – the lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the 225 Bush whole loan in full is permitted after the date that is the earlier to occur of (i) October 11, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 7 – PCI Pharma Portfolio – Yield Maintenance of the full $108.5 million PCI Pharma Portfolio whole loan is permitted at any time after the prepayment lockout period, which is October 31, 2021. In addition, defeasance of the full $108.5 million PCI Pharma Portfolio Whole Loan is permitted at any time after the defeasance lockout period, which date is the earlier to occur of (a) October 31, 2022 and (b) the second anniversary of the closing date of the securitization into which the last pari passu note to be securitized. The assumed defeasance lockout period of 25 payment dates is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 8 – Elston Retail Collection – The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $70.0 million Elston Retail Collection Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 31, 2023. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 10 – The Essex Site 2 – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2019. Defeasance of the full $215.0 million Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 1, 2022. The assumed lockout period of 25 payment dates is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 11 – Legends at Village West – The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $120.0 million Legends at Village West Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 22, 2022. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 13 – Broadcasting Square – The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $62.5 million Broadcasting Square Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 1, 2023. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 15 – Cobb Place – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the full $40.0 million Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 24, 2022. The assumed lockout period of 25 payment dates is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

(18)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this Preliminary Prospectus for the terms of the releases.

● Loan No. 1 – Century Plaza Towers
● Loan No. 4 – Weston Kentucky Portfolio
● Loan No. 6 – USAA Office Portfolio
● Loan No. 7 – PCI Pharma Portfolio
● Loan No. 8 – Elston Retail Collection
● Loan No. 34 – Young Innovations Portfolio
● Loan No. 36 – Bushwick Multifamily Portfolio

(19)	Loan No. 26 – Keystone Crossing – The Mortgaged Property is subject to a ground lease that commenced on July 16, 1984, expires on October 31, 2067 and has no extension options. The borrower is required to pay annual ground rent payments equal to 5% of underwritten effective gross revenue less (i) operating expenses (excluding ground rent, managment fees, and $70,948 of salaries) and (ii) minimum annual rent of $17,070. The annual ground rent payment as of the Cut-off Date is $107,535. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

(20)	Loan No. 10 – The Essex Site 2 – The affordable housing unit at the Mortgaged Property is subject to a master lease (the “Master Lease”) between the Residential Borrower and Site 2 DSA Affordable MT LLC (“Master Tenant”), pursuant to which the Master Tenant is required to operate the affordable housing unit and enter into subleases with residential tenants. The Master Tenant and the lender entered into a subordination, non-disturbance and attornment agreement with respect to the Master Lease whereby the Master Tenant agreed to subordinate the Master Lease to the lien of the mortgage in exchange for non-disturbance so long as the Master Tenant is not in default under the Master Lease. The Master Tenant is a joint venture between Site 2 DSA Affordable Managers LLC, an affiliate of the Residential Borrower (“Site 2 Affordable Managers”), and Wells Fargo Affordable Housing Community Development Corporation (“Investor Member”). Site 2 Affordable Managers owns 0.01% of the interests in the Master Tenant and controls the day to day operations of Master Tenant, and Investor Member owns 99.99% of the interests in Master Tenant. The lender has taken a pledge of Site 2 Affordable Manager’s equity interests in the Master Tenant so that, upon foreclosure, an affiliate of Residential Borrower will not control the Master Tenant.

(21)	Loan No. 22 – Brentwood Town Center – The Largest Tenant, Blatteis & Schnur, representing approximately 16.3% of the net rentable area, is affiliated with the borrower. The rent commencement date is April 1, 2020, and $126,411.88 was reserved for gap rent.

(22)	Loan No. 1 – Century Plaza Towers – the Largest Tenant, Bank of America has various lease expiration dates: (i) 106,890 sq. ft. with a lease expiration date of September 30, 2029, (ii) 17,833 sq. ft. with a lease expiration date of September 30, 2024 and (iii) 24,785 sq. ft. related to the Merrill Lynch space, with a lease expiration date of June 30, 2022.

Loan No. 4.01 – Westport Distribution Center – The Largest Tenant, Westport Axle Corporation, leases 181,000 sq. ft. with an expiration date in May 2020, and 50,000 sq. ft. with an expiration date in May 2021.

Loan No. 4.02 – Bluegrass Corporate Center – The Largest Tenant, ABB EP Industrial Solutions, leases (i) 33,000 sq. ft. with an expiration date in July 2022, and (ii) 4,000 sq. ft. with an expiration date in April 2020.

Loan No. 20 – BOA Building Tulsa – The Fifth Largest Tenant, Petroflow Energy Corporation, also has various lease expiration dates: (i) 10,357 sq. ft. with a lease expiration date of December 31, 2019 and (ii) a storage space that is 533 sq. ft., which is currently operating on a month to month lease.

Loan No. 28 – Millennium Park Plaza – The Largest Tenant, CenturyLink, Inc., leases 9,128 sq. ft. with an expiration date in September 2023, and 430 sq. ft. with an expiration date in July 2023.

(23)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 1 – Century Plaza Towers – the Largest Tenant, Bank of America, representing approximately 6.2% of the net rentable area at the Mortgaged Property, has the right to terminate its lease as of September 30, 2026 upon written notice on or before September 30, 2025 and the payment of a termination fee in the amount of $1,908,666. The Fourth Largest Tenant Kirkland & Ellis, representing approximately 3.6% of the net rentable area at the Mortgaged Property, has the one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee equal to the sum of (a) an amount equal to the base rent that would have been payable with respect to the terminated premises during the four (4) month period after the termination date had tenant not terminated this lease and (b) the unamortized amount, as of the termination date, calculated with interest in an amount equal to 8% per annum. The Fifth Largest Tenant, Greenberg Glusker, has the one-time right to terminate its lease as of March 1, 2032 upon written notice on or before March 1, 2031 and the payment of a termination fee.

Loan No. 1 – Century Plaza Towers – the Second Largest Tenant, Manatt Phelps, representing approximately 4.8% of the net rentable area at the Mortgaged Property, has the right to contract its lease by terminating the lease on the 4th floor of the space on the last day of the 5th or 10th year of the lease term.

Loan No. 12 – Midtown Center – the Largest Tenant, Fannie Mae, representing approximately 82.2% of the net rentable area at the Mortgaged Property, has (i) a unilateral termination option effective May 31, 2029 upon 32 months’ notice and (ii) the right to contract its premises by one full floor per year upon at least 18 months’ notice

Loan No. 19 – BOA Building Tulsa – the Third Largest Tenant, Bank of America, National Association, representing approximately 6.3% of the net rentable area at the Mortgaged Property has a one-time right to terminate its lease with respect to all or a portion of its space with an effective termination on May 1, 2022 by providing the lender a minimum of 12 months’ prior written notice. The lease also provides for an additional contraction option with written notice on or before April 30, 2021, whereby the tenant may contract up to 25% of its space on May 1, 2022. The fee for exercising the cancellation option or the termination option will be equal to the unamortized tenant allowances and brokerage commissions incurred by the landlord during the applicable renewal term, discounted at an eight percent (8%) interest rate.

Loan No. 26 – Keystone Crossing – The Fourth Largest Tenant, General Services Administration, representing approximately 7.3% of the net rentable area at the Mortgaged Property, has the right to terminate its lease at any time upon 60 days’ notice.

Loan No. 28 – Millennium Park Plaza – The Fifth Largest Tenant, Ferrero USA Inc, representing approximately 0.5% of the net rentable area at the Mortgaged Property, has the right to terminate its lease after May 31, 2020 with three months’ notice and payment of a termination fee.

(24)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 7.01 – 3001 Red Lion Road – The sole tenant, PCI Pharma, subleases 49,566 sq. ft. to MedImmune (wholly owned by AstraZeneca).

Loan No. 14 – Westland Fair – The Largest Tenant, Michael’s, representing approximately 11.7% of the net rentable area, subleases its space from CFSMC Las Vegas, LLC.

(25)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Other” in this Preliminary Prospectus.

The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 1 – Century Plaza Towers – the Largest Tenant, Bank of America, representing approximately 6.2% of the net rentable area at the Mortgaged Property, has signed a lease for an additional 26,664 sq. ft. on the 13th floor of the South Tower and is expected to being paying rent and take occupancy in January 2020. The Second Largest Tenant, Manatt Phelps, representing approximately 4.8% of the net rentable area at the Mortgaged Property, has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 sq. ft. and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. The Fourth Largest Tenant, Kirkland & Ellis, representing approximately 3.6% of net rentable area at the Mortgaged Property, has not yet taken occupancy and is expected to occupy three suites in the South Tower on the 37th, 38th, and 39th floors totaling 85,664 sq. ft. starting in January 2020. The Fifth largest tenant, Greenberg Glusker, representing approximately 3.5% of the net rentable area at the Mortgaged Property has signed a lease for three suites in the South Tower on the 26th, 27th and 31st floors totaling 83,199 sq. ft. and is expected to being paying rent and take occupancy in March 2020. We cannot assure you whether these tenants will take occupancy and begin paying rent as expected or at all.

Loan No. 12 – Midtown Center – The Second Largest Tenant, WeWork, representing approximately 12.7% of the net rentable area at the Mortgage Property, is entitled to free rent through December 2019. A rent concession reserve was required at origination for full abated amounts.

(26)	The following Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—– Tenancies-in-Common or Diversified Ownership” in this Preliminary Prospectus for further information.

Loan No. 16 – Tri Pointe Plaza

Loan No. 35 – Oxy Lofts

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 4 – Weston Kentucky Portfolio – the borrower has requested the release of the $4,400,000 Earnout Amount based on the satisfaction of the applicable conditions, which include, among other things, a renewal of a particular lease. We cannot assure you that the earnout reserve will be released as expected or at all.

Loan No. 19 – Wind Creek Leased Fee - On a monthly basis, immediately following the date on which a quarterly installment of base rent is paid under the ground lease (other than the first installment of rent due on July 30, 2019 under the ground lease documents), the borrower is required to deposit an amount equal to the monthly debt service payment amount due on each of the next two succeeding monthly payment dates, which amounts are required to be transferred into the interest reserve account.

(29)	Loan No. 4 – Weston Kentucky Portfolio – If the TI/LC reserve falls below the TI/LC reserve cap of $1,000,000, the borrower is required to deposit $20,833 on each monthly payment date until the TI/LC reserve cap is met.

Loan No. 14 – Westland Fair – If the TI/LC reserve falls below the TI/LC reserve cap of $500,000, the borrower is required to deposit approximately $17,844 on each monthly payment date until the TI/LC reserve cap is met.

Loan No. 22 – Brentwood Town Center – If the TI/LC reserve falls below the TI/LC reserve cap of $75,000, the borrower is required to deposit $6,250 on each monthly payment date until the TI/LC reserve cap is met.

Loan No. 39 – Hub at Vista Palomar Park – If the TI/LC reserve falls below the TI/LC reserve cap of $125,000, the borrower is required to deposit approximately $2,304 on each monthly payment date until the TI/LC reserve cap is met.

(30)	Loan No. 20- – Embassy Suites Laredo – The Monthly Replacement Reserve is an FF&E reserve in an amount equal to the greater (i) of the then-current amount required under the management agreement, (ii) the then-current amount required under the franchise agremenet for approved capital expenditures and (iii) (a) for the payment dates occurring in November 2019 through October 2020, 2% of the prior month’s gross revenue, (b) for the payment dates occurring in November 2020 through October 2021, 3% of the prior month’s gross revenue and (c) for the payment dates occurring from November 2021 and thereafter, 4% of the prior month’s gross revenue.

Loan No. 23 – Residence Inn Phoenix Chandler South – The Monthly Replacement Reserve is an FF&E reserve in an amount equal to (i) for the payment dates occurring in December 2019 through November 2020, approximately $17,017 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12 of 4% of the operating income of the Mortgaged Property for the previous 12-month period as determined on the anniversary of the last day of the calendar month in October.

Loan No. 33 – Home2 Suites Hanford Lemoore – The Monthly Replacement Reserve is an FF&E reserve in an amount equal to (i) for the payment dates occurring in December 2019 through November 2020, approximately $11,629 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12th of 4% of the operating income of the Mortgaged Property for the previous 12-month period as determined on the anniversary of the last day of the calendar month in October.

(31)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
1	Century Plaza Towers(1)	$ 75,000,000	7.30%	$ 50,000,000	Yes	6/24/2021

(1) The policy was purchased at the borrower’s election and was not required by the lender. The policy is cancellable at the borrower’s option.

(32)	Loan No. 1 – Century Plaza Towers – There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Century Plaza Towers Whole Loan.

Loan No.	Mortgage Loan	Senior Notes Cut-off Date Balance	Subordinate Notes Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance(1)	Total Senior Notes U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Total Senior Notes Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Total Senior Notes U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
1	Century Plaza Towers	$ 900,000,000	$ 300,000,000	$ 1,200,000,000	4.09x	3.07x	39.1%	52.1%	13.5%	10.1%
2	180 Water	$ 137,500,000	$ 127,500,000	$ 265,000,000	3.15x	1.63x	30.5%	58.7%	11.0%	5.7%
5	225 Bush	$ 203,600,000	$ 146,400,000	$ 350,000,000	3.85x	2.24x	34.6%	59.4%	13.4%	7.8%
10	The Essex Site 2	$ 117,000,000	$ 58,000,000	$ 175,000,000	3.66x	1.89x	39.9%	59.7%	10.3%	6.9%
12	Midtown Center	$ 382,000,000	$ 143,000,000	$ 525,000,000	3.98x	2.90x	39.8%	54.7%	12.6%	9.1%

(1) Includes any related pari passu companion loan(s) and subordinate secured companion loan(s)

(33)	Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date or ARD	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio(1)	Total Debt U/W NCF DSCR(1)	Total Cut-off Debt U/W NOI Debt Yield(1)
	2	180 Water	$ 62,500,000	6.1%	$ 100,000,000	8.3%	11/6/2024	Yes	80.8%	0.85x	4.1%
	10	The Essex Site 2	$ 35,100,000	3.4%	$ 40,000,000	6.6%	11/1/2026	Yes	73.4%	1.33x	5.6%

(1) Calculated including any related pari passu companion loan(s), related subordinate companion loan(s) and mezzanine debt.

(34)	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
	1	Century Plaza Towers	$ 75,000,000	7.3%	Yes	3.12x	52.1%	9.5%
	2	180 Water(1)	$ 62,500,000	6.1%	Yes	0.85x	N/A	4.1%
	3	The Shoppes at Blackstone Valley(2)	$ 55,000,000	5.4%	Yes	1.25x	70.0%	9.1%
	17	Villa Carlotta	$ 20,500,000	2.0%	Yes	1.25x	80.0%	7.0%
	20	Embassy Suites Laredo	$ 18,000,000	1.8%	Yes	2.18x	69.8%	12.3%
	39	Hub at Vista Palomar Park	$ 7,200,000	0.7%	Yes	2.74x	61.3%	10.1%

(1) The borrower has a one-time right to cause to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $100,000,000.

(2) The borrower has the right to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $40,000,000.